UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  April 26, 2013

Auxilium Pharmaceuticals, Inc.

(Exact Name of Registrant Specified in Charter)

Delaware	000-50855	23-3016883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

640 Lee Road
Chesterbrook, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (484) 321-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

The information provided in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Registration Rights Agreement

On April 26, 2013, in connection with the closing of the transactions contemplated by the Merger Agreement (as defined below), Auxilium Pharmaceuticals, Inc., a Delaware corporation, (“Auxilium” or the “Company”) and, on behalf of each of the Sellers (as defined below), the Representative (as defined below) entered into a registration rights agreement (the “Registration Rights Agreement”) in respect of the Warrant Shares (as defined below) to be issued to the Sellers upon the exercise of the Warrants (as defined below) in an offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

The Registration Rights Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.  The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement.

Loan Agreement

On April 26, 2013, the Company and its existing domestic subsidiaries entered into a Credit Agreement and related security and other agreements with Morgan Stanley Senior Funding, Inc. (“MSSF”) (the “Credit Agreement”) providing for a $225,000,000 senior secured term loan (“Term Loan”).

On April 26, 2013 the Company borrowed $225,000,000 to pay for a portion of the costs and related expenses of the acquisition of Actient (as defined below), including the closing costs and expenses of the Credit Agreement.  The Credit Agreement is collateralized by a first priority security interest on certain real and all personal property of the Company and certain of its subsidiaries including (i) a pledge of all of the equity interests held by the Company and such subsidiaries and (ii) a lien encumbering all intellectual property owned by the Company and such subsidiaries.  The obligations of the Company and such subsidiaries under the Credit Agreement are unconditionally cross guaranteed by the Company and such subsidiaries.

The principal amount outstanding under the Credit Agreement plus interest accrued and unpaid thereon, will be due and payable in full at maturity on April 15, 2018, and will amortize at a rate of 1% per annum.  The principal amount outstanding is also subject to mandatory prepayment from excess positive cash flow and upon the happening of certain events including: (i) receipt of net cash proceeds from dispositions; (ii) receipt of net cash proceeds from the sale or issuance of debt or equity; and (iii) receipt of proceeds from casualty and condemnation events, in each case subject to certain limitations and conditions set forth in the Credit Agreement.  The Company can elect, at the time of borrowing or conversion of its loans, for loans to bear interest at a rate equal to either base rate or LIBOR plus a margin.  The LIBOR interest rate margin is 3.75% and the base rate interest rate margin is 2.75%.

The Credit Agreement contains no financial covenants but contains usual and customary operating and restrictive covenants for a facility of this type including: (i) requiring the Company and certain of its subsidiaries, among other things, to maintain collateral, comply with applicable laws, keep proper books and records, preserve corporate existence, maintain insurance and take action in a timely manner and (ii) restricting the Company and certain of its subsidiaries from incurring additional indebtedness, incurring liens, merging or consolidating with or into other companies or selling substantially all of their assets, making restricted payments, including dividends, making investments, repurchasing their debt and capital stock, and entering into transactions with affiliates.  Events of default under the Credit Agreement are usual and customary for transactions of this type, subject to, in specific instances, materiality and cure periods, and these events of default include, among other things: (a) any failure to pay principal hereunder when due or to pay interest or fees on the due date; (b) material misrepresentation; (c) default under other agreements governing material indebtedness of the Company; (d) default in the performance or observance of any covenants; (e) any event of insolvency or bankruptcy; (f) any final judgments or orders to pay more than $15 million that remain uncured or unpaid; (g) change in control, as defined in the Credit Agreement; (h) the failure of a collateral document to create a valid lien and (i) any delisting of the Company from a stock exchange on which its stock is trading.

On April 26, 2013 the Company also entered into an engagement letter and a fee letter with MSSF which provides that after the initial funding by MSSF, MSSF will administer the Term Loan under the Credit Agreement and will syndicate the Term Loan to other lenders.  The fee letter provides, among other things, that MSSF has the flexibility to change certain of the terms in the Credit Agreement if necessary to effect a successful syndication.

The Credit Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 26, 2013 (the “Closing Date”), Auxilium acquired Actient Holdings LLC, a Delaware limited liability company (“Actient”), pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of the Closing Date, by and among Actient, Auxilium, Opal Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Auxilium (the “Merger Sub”), GTCR Fund IX/B, L.P., a Delaware limited partnership (“Blocker Seller”), and GTCR Fund IX/A, L.P., a Delaware limited partnership (the “Representative”), solely in its capacity as representative for the Blocker Seller and Actient’s other unit holders and option holders (collectively, the “Sellers”).  Actient, a privately-held specialty pharmaceutical company headquartered in Lake Forest, Illinois, has a diversified product offering with four marketed products in the urology space and two marketed products in the respiratory space.

Pursuant to the terms of the Merger Agreement, at the effective time of the merger (the “Merger”), Merger Sub merged with and into Actient, with Actient surviving the merger as a wholly-owned subsidiary of Auxilium and GTCR/Actient Holdings/B Corp (the “Blocker Corp”).  Pursuant to the Merger Agreement and concurrently with the consummation of the Merger, Auxilium acquired all of the issued and outstanding shares of the Blocker Corp (the “Shares”).  Following the consummation of the Merger and the acquisition of the Shares, Blocker Corp. was merged with and into Auxilium, thereby resulting in Actient being a direct, wholly-owned subsidiary of Auxilium.

In accordance with the terms of the Merger Agreement, at the effective time of the Merger, each issued and outstanding unit of the Merger Sub was automatically converted into one unit of the surviving company’s membership interests and each issued and outstanding unit of Actient was cancelled and automatically converted into the right to receive an amount in cash equal to a pro rata portion of the transaction consideration.

The aggregate amount to be paid by Auxilium to the Sellers (including the Blocker Seller) in connection with the transactions contemplated by the Merger Agreement (the “transaction consideration”) consists of: (i) $585 million, reduced by (ii) the amount of Actient’s third-party indebtedness, which was repaid in full at Closing, and adjusted further based on (iii) Actient’s cash, net working capital and transaction expenses.

Pursuant to the terms of the Merger Agreement, at the Closing, Auxilium also issued warrants to the Representative, on behalf of the Sellers, (the “Warrants”), on a pro rata basis, for the right to purchase up to 1.25 million shares of Auxilium’s common stock (the “Warrant Shares”), in the aggregate, at a per share exercise price equal to $17.80, or 105% of the volume weighted average price of Auxilium’s common stock for the thirty consecutive trading days ended on April 25, 2013.

The Warrant is attached hereto as Exhibit 4.1 and is incorporated herein by reference.  The foregoing description of the Warrants is qualified in its entirety by reference to the full text of the Warrants.

Each Actient option outstanding immediately prior to the Merger, whether or not then vested or exercisable, was cancelled and converted into the right to receive, without interest, an amount in cash equal to the pro rata portion of the transaction consideration attributable to each Actient unit subject to such option, less the per share exercise price of each such option.

Additionally, subject to the limitations described in the Merger Agreement, Auxilium will be required to pay the Sellers additional amounts in cash upon the occurrence of the following events (the “Earn-Out Payments”):

•              $15 million when cumulative net sales of Actient’s urology products from and after the Closing equal $150 million;

•              $10 million if cumulative net sales of Actient’s urology products during the twelve-month period commencing May 1, 2013 exceed $150 million; and

•              $25 million if cumulative net sales of Actient’s urology products during the twenty four month-period commencing May 1, 2013 exceed $300 million.

At the Closing, Auxilium deposited $25 million of the transaction consideration (the “Escrow Funds”) into an escrow account (the “Escrow Account”), which funds will be used as security for satisfaction of any payments required to be made to Auxilium for post-Closing adjustments to the final transaction consideration and indemnification obligations of the Sellers.  Any Escrow Funds remaining in the Escrow Account as of September 30, 2014 will be released to the Sellers on such date, although any amounts related to any pending indemnification claims will remain in the Escrow Account until such matters are finally resolved.  In addition, Auxilium has the right to offset Earn-Out Payments to the extent that the Escrow Funds remaining in the Escrow Account are insufficient to satisfy the indemnification obligations of the Sellers under the Merger Agreement.

The Merger Agreement contains customary representations and warranties from Actient and Auxilium, and also contains customary covenants of the parties.

The transaction consideration was funded with cash on Auxilium’s balance sheet and the net proceeds from borrowings under the Loan Agreement described above.

None of the Sellers are entitled to dissenters or appraisal rights in connection with the transactions contemplated by the Merger Agreement.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been included solely to provide investors and security holders with information regarding its terms.  It is not intended to be a source of financial, business or operational information about Auxilium, Actient or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of such agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Auxilium, Actient, the Representative or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Auxilium’s public disclosures.

Item 2.02              Results of Operations and Financial Condition.

On April 29, 2013, Auxilium issued a press release announcing its results of operations for the fiscal quarter ended March 31, 2013. The full text of such press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

The information furnished in this Current Report under the heading “Item 2.02 Results of Operations and Financial Condition” including Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in Items 1.01 and 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Warrants issued in connection with the Merger were issued without registration under the Securities Act, in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act, as a transaction by an issuer not involving a public offering.

Item 7.01 Regulation FD Disclosure.

The Company will conduct a conference call today, Monday, April 29, 2013 at 8:30 a.m. ET to discuss first quarter results and the Actient acquisition.  The presentation slides to be used during the call will be available on the “For Investors” section of the Company’s web site (http://www.auxilium.com) under the “Presentations” tab beginning at approximately 7:00 a.m. ET today, Monday, April 29, 2013.  A question and answer session will follow the presentation.  The conference call and the presentation slides will be simultaneously webcast on the “For Investors” section of the Auxilium web site under the “Events” tab beginning at 8:30 a.m. ET on Monday, April 29, 2013, and will remain available for future review until July 29, 2013.  The information contained in, or that can be accessed through the Company’s web site, is not a part of this filing.

On April 29, 2013, Auxilium issued a press release announcing the completion of the transactions contemplated by the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information furnished in this Current Report under the heading “Item 7.01 Regulation FD Disclosure” including Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.

Item 8.01              Other Events.

Auxilium previously disclosed certain risks related to its business and operations, which we believe should be considered in evaluating our business, financial position, future results and prospects.  We disclosed these risks in Part I, Item 1A “Risk Factors” in our Annual Report on

Form 10-K for the year ended December 31, 2012 (our “Form 10-K”).  The information presented below updates and supplements those risk factors for the matters identified below and should be read in conjunction with the risks and other information contained in our Form 10-K.  The risks described in our Form 10-K, as updated as described above and in this Current Report, are not the only risks we face.  Additional risks that we do not presently know or that we currently believe are immaterial could also materially and adversely affect any of our business, financial position, future results or prospects.  Additional risk factors that we believe should be considered are set forth below.

Risks Related to Our Acquisition of Actient

We may fail to realize some or all of the anticipated benefits and synergies of our acquisition of Actient, which may adversely affect any of our revenues, expenses, operating results or the value of our common stock.

Our ability to successfully integrate Actient’s operations into ours will depend, in part, on our ability to realize the anticipated benefits and cost savings from our acquisition of Actient. To realize these anticipated benefits, which include expected revenue and profits growth, and cost savings, we must successfully combine our respective operations, technologies and personnel. If we are not able to achieve these objectives within the anticipated time frame, or at all, the anticipated benefits and cost savings of the acquisition may not be realized fully, or at all, or may take longer to realize than expected, and the value of our common stock may be adversely affected. In addition, the integration of Actient’s business will be a complex, time-consuming and expensive process.  Proper planning and effective and timely implementation will be critical to avoid any significant disruption to our operations.  It is possible that the integration process could result in the loss of key employees, the disruption of our ongoing business or identify inconsistencies in standards, controls, procedures and policies that adversely affect our ability to maintain relationships with customers, suppliers, distributors, creditors, lessors, clinical trial investigators or managers or to achieve the anticipated benefits of the acquisition. Delays encountered in the integration process could have a material adverse effect on our revenues, expenses, operating results and financial condition, including the value of our common stock.

Specifically, risks in integrating Actient into our operations in order to realize the anticipated benefits and synergy savings of the acquisition include, among other factors, our inability to effectively:

• coordinate standards, compliance programs, controls, procedures and policies, business cultures and compensation structures;

• integrate and harmonize financial reporting and information technology systems of the two companies;

• coordinate research and drug candidate development efforts to effectuate our product capabilities;

• coordinate research and development activities to enhance the introduction of new drug and medical device development methodologies and drug discovery platforms to be pursued in connection with the acquisition;

• compete against companies already serving the broader market opportunities expected to be available to us and our expanded product offerings;

• manage our lack of experience in new markets, including the medical device market;

• retain Actient’s relationships with commercial partners;

• transition all facilities to a common information technology and financial reporting and controls environment;

• manage inefficiencies associated with integrating the operations of the companies;

• identify and eliminate redundant or underperforming personnel, operations and assets;

• retain and integrate key employees from Actient;

• manage the diversion of management’s attention from business matters to integration issues; and

• control additional costs and expenses in connection with, and as a result of, the acquisition, including professional fees to comply with corporate, tax, compliance and other laws relating to the medical device industry and financial reporting requirements.

In addition, the actual integration may result in additional and unforeseen expenses, and the anticipated benefits of the integration plan may not be realized. Actual cost synergies, if achieved at all, may be lower than we expect and may take longer to achieve than anticipated. If we are not able to adequately address these challenges, we may be unable to successfully integrate the operations of the business acquired from Actient into our own, or to realize the anticipated benefits and our anticipated cost synergy savings of the integration. The anticipated benefits and synergies assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits and synergies may not be as expected.

As a result of this transaction, we have become a significantly larger company and our business and corporate structure have become substantially more complex. There can be no assurance that we will effectively manage the increased complexity without experiencing operating inefficiencies or control deficiencies. Significant management time and effort is required to effectively manage the increased complexity of the combined business and our failure to successfully do so could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In addition, as a result of these transactions, our financial statements and results of operations in prior years may not provide meaningful guidance to form an assessment of the prospects or potential success of our future business operations.

The risks arising with respect to the historic business and operations of Actient and its subsidiaries may be different than we anticipate, which could significantly increase the costs and decrease the benefits of the acquisition and materially and adversely affect our operations going forward.

Although we performed significant financial, legal, manufacturing and business due diligence with respect to Actient and its subsidiaries, we may not have appreciated or understood the extent of the risks associated with the acquisition.  We have secured indemnification for certain matters from the former equity holders of Actient in order to mitigate the consequence of breaches of the provisions of the acquisition agreement and the risks associated with historic operations, including those with respect to compliance with laws, accuracy of financial statements, financial reporting controls and procedures, tax matters and undisclosed liabilities, and certain matters known to us, including a wrongful death suit in which Actient is the defendant.  We believe that the indemnification provisions of the Merger Agreement, together with the insurance policies that we and Actient and its subsidiaries have in place will limit the economic consequence of the issues we have identified in our due diligence to acceptable levels.  Notwithstanding our due diligence exercise and risk mitigation strategies, the risks of the acquisition and the costs associated with these risks may be greater than we anticipated.  We may not be able to contain or control the costs associated with unanticipated risks or liabilities, which could materially and adversely affect our ability to execute on our business plan, integrate operations or continue as a viable going concern.

We may not have accurately calculated the tax benefit that we expect to receive as a result of our acquisition of Actient, which could cause our forecasts and projections to be inaccurate and have an adverse effect on our stock price.

We have calculated that we will receive a tax benefit of approximately $60 million as a consequence of our acquisition of Actient in the form of a step-up in basis resulting in tax deductible amortization of the goodwill associated with the acquisition.  We may not receive this tax benefit or it may be less than we anticipate.  Additionally, even if the tax benefit is as or greater than we have calculated, we may not be able to use the full benefit of the tax benefit to amortize the goodwill associated with the Actient acquisition.  If any of the foregoing were to occur, the forecasts and projections that we have prepared may be inaccurate which could cause us to revise the guidance as to our expected future financial performance that we have announced publicly.  Any revision to this guidance could cause the price of our stock to decline.

Risks Related to Commercialization

If medical doctors do not prescribe our products or the medical profession or patients do not accept our products, our ability to grow or maintain our revenues will be limited.

Our business is dependent on market acceptance of our products and, if approved, our product candidates, including, without limitation, XIAFLEX for the potential treatment of Peyronie’s, by physicians, healthcare payors, patients and the medical community. Medical doctors’ willingness to prescribe, and patients’ willingness to accept, our products depend on many factors, including:

•                  perceived safety and efficacy of our products;

•                  convenience and ease of administration;

•                  prevalence and severity of adverse side effects in both clinical trials and commercial use;

•                  availability of alternative treatments or products, including generics;

•                  cost effectiveness and the pricing of our products;

•                  the adequacy and effectiveness of our sales force and that of any co-promotion partner’s or international partner’s sales force;

•                  the adequacy and effectiveness of our production, distribution and marketing capabilities and those of our international partners;

•                  publicity concerning our products or competing products; and

•                  existence and level of third-party coverage or reimbursement for our products and, in the cases of XIAFLEX for the treatment of Dupuytren’s, TESTOPEL® for testosterone replacement for congenital or acquired primary hypogonadism, congenital or acquired hypogonadotropic hypogonadism, or to stimulate puberty in carefully selected males with clearly delayed puberty, and, if approved, XIAFLEX for the potential treatment of Peyronie’s, the procedures performed by physicians while treating patients with these therapies.

Even though we have received regulatory approval for the products that we market currently, and even if we receive regulatory approval and satisfy the above criteria for any of our product candidates, including, without limitation, XIAFLEX for the treatment of Peyronie’s, physicians may not prescribe, and patients may not accept, our products if we do not promote our products effectively. If any of our products or product candidates fails to achieve market acceptance, we may not be able to market and sell the products successfully, which would limit our ability to generate revenue and could harm our business.

Our products and any of our product candidates, if approved, and our competitors’ branded products may face competition from lower cost generic or follow-on products and such generic competition could have a material adverse effect on our business.

Testim, XIAFLEX, TESTOPEL, Edex®, and our other marketed products are approved under the provisions of the U.S. Food, Drug and Cosmetic Act that renders each susceptible to potential competition from generic manufacturers via the Abbreviated New Drug Application (“ANDA”) procedure. Generic manufacturers can sell their products at prices much lower than those charged by the innovative pharmaceutical companies who have incurred substantial expenses associated with the research and development of the drug product.

The ANDA procedure includes provisions allowing generic manufacturers to challenge the effectiveness of the innovator’s patent protection long before the generic manufacturer actually commercializes their products through the paragraph IV certification procedure. In recent years, generic manufacturers have used paragraph IV certifications extensively to challenge patents on a wide array of innovative pharmaceuticals, and we expect this trend to continue and to implicate drug products with even relatively small total revenues.

TESTOPEL and Edex and certain other of our products do not currently have any patent protection and, as a result, potential competitors face fewer barriers in introducing competing products.  Therefore, we must rely on trade secrets and other unpatented proprietary information in order to obtain a competitive advantage, which we may be unable to do. While we attempt to protect our proprietary information as trade secrets effectively, we cannot guarantee that the measures we have taken will provide effective protection for our proprietary information. It is possible that our competitors will independently develop products that compete with TESTOPEL and Edex and certain other of our products.

Upsher-Smith Litigations

We are currently engaged in separate litigations with Upsher-Smith Pharmaceuticals, Inc. (“Upsher-Smith”) in Federal court in Delaware regarding Upsher-Smith’s attempts to bring a generic testosterone gel product to market via an ANDA or 505(b)(2) New Drug Application (“505(b)(2) NDA”) using Testim as its reference drug. The previously pending ANDA litigation in Federal court in New Jersey was dismissed in March 2013, and is currently on appeal.  We refer to the ANDA litigation in Delaware as the “Delaware Upsher-Smith ANDA Litigation”, the 505(b)(2) NDA litigation in Delaware as the “Delaware Upsher-Smith 505(b)(2) NDA Litigation”, the litigation in New Jersey as the “New Jersey Upsher-Smith ANDA Litigation”, and all three of them collectively as the “Upsher-Smith Litigations”.

Delaware ANDA

In October 2008, we and our licensor, CPEX Pharmaceuticals, Inc. (FCB I LLC’s (“FCB”) predecessor in interest to Testim), received notice that Upsher-Smith filed an ANDA containing a paragraph IV certification seeking approval from the FDA to market a generic version of Testim prior to the January 2025 expiration of the ‘968 Patent. Shortly after, we commenced the Delaware Upsher-Smith Litigation.  Upsher-Smith will not be able to lawfully launch a generic version of Testim in the U.S. without the necessary approval from the FDA.  Although it would seem unlikely based on the FDA’s public statements in its responses to the Citizen’s Petitions submitted by each of us and Abbott and Upsher-Smith’s public stance that its generic product has different penetration enhancers than Testim, the FDA could approve the generic product proposed in Upsher-Smith’s ANDA. With FDA approval, even if the Delaware Upsher-Smith Litigation remains pending, Upsher-Smith may nevertheless choose to launch this generic product, if approved, at risk of infringing the ‘968 patent.  Although administratively closed in December 2011, the Delaware Upsher-Smith Litigation has not been dismissed or finally resolved and could also result in a finding that Upsher-Smith’s proposed testosterone product does not infringe the ‘968 Patent or that the ‘968 Patent is invalid and/or unenforceable.  All discovery obligations of the parties continue to be in effect.   In April 2012, we and FCB received a notice from Upsher-Smith in connection with its ANDA advising us and FCB of Upsher-Smith’s Paragraph IV certification relating to the eight additional patents listed in the Orange Book in addition to the ‘968 patent-in-suit, and asserting that Upsher-Smith does not believe that the product for which it is seeking approval infringes any of the Orange Book listed Testim patents and that those patents are invalid.  A tenth U.S. patent issued to FCB on May 15, 2012 and was listed in the Orange Book.

New Jersey ANDA

On March 27, 2013, we and FCB learned that Judge Linares of the United States District Court for the District of New Jersey ruled in favor of Auxilium and FCB on their motion to dismiss the lawsuit previously filed by Upsher-Smith on September 10, 2012.  On April 25, 2013, Upsher-Smith filed a Notice of Appeal, appealing the dismissal to the United States Court of Appeals for the Federal Circuit.  The lawsuit had sought a declaration of non-infringement and/or invalidity of FCB’s U.S. Patent Nos.: 7,608,605; 7,608,606; 7,608,607; 7,608,608; 7,608,609; 7,608,610; 7,935,690; and 8,063,029.  All of the eight referenced patents cover our Testim® 1% testosterone gel, and the eight referenced patents are among the ten FCB patents covering Testim that are currently listed in the Orange Book.  The referenced patents will expire between 2023 and 2025.

Delaware 505(b)(2) NDA

On or about December 28, 2012, we and FCB became aware of a notice from Upsher-Smith that advised us and FCB of Upsher-Smith’s filing of a 505(b)(2) NDA containing a Paragraph IV certification under 21 U.S.C. Section 314.52(c) for testosterone gel (the “Upsher-Smith NDA”). This Paragraph IV certification notice refers to the ten U.S. patents, covering Testim, that are listed in the Orange Book.  These ten patents are owned by FCB and are exclusively licensed to Auxilium and will expire between 2023 and 2025.  Upsher-Smith may seek to have any drug approved under the Upsher-Smith NDA as a generic version of Testim.  On January 28, 2013, we and FCB filed a lawsuit in the United States District Court of Delaware against Upsher-Smith for infringement of FCB’s ten patents listed in the Orange Book as covering Testim® 1% testosterone gel.

Watson Litigation

ANDA Litigation with Watson

On May 24, 2012, we and FCB filed a lawsuit against Watson Pharmaceuticals, Inc. (now known as Actavis, Inc.) (“Watson”) for infringement of FCB’s ten patents listed in the Orange Book as covering Testim® 1% testosterone gel (the “Watson Litigation”).  The lawsuit was filed in the United States District Court for the District of New Jersey on May 23, 2012 in response to a notice letter, dated April 12, 2012, sent by Watson Laboratories, Inc. (NV) regarding its filing with the FDA of an ANDA for a generic 1% testosterone gel product.  This letter also stated that the ANDA contained Paragraph IV certifications with respect to the nine patents listed in the Orange Book on that date as covering Testim.  Our lawsuit filed against Watson involves those nine patents, as well as a tenth patent covering Testim that was issued on May 15, 2012 and is listed in the Orange Book.

An adverse outcome in any of the Upsher-Smith Litigations, the Watson Litigation, or any other such legal action, could result in one or more generic versions of Testim being launched in the U.S. before the expiration of the last to expire of the ten Orange Book patents relating to Testim in January 2025.

In addition, we expect that a generic version of Androgel may potentially be introduced as early as August 2015.  Since Testim and XIAFLEX for Dupuytren’s are significant products for us, the introduction of a generic version to Testim or Abbot’s AndroGel testosterone gel franchise could have a material adverse effect on our ability to successfully execute our business strategy to maximize the value of Testim as we continue the commercialization of XIAFLEX for Dupuytren’s.

In addition, the Patient Protection and Affordable Care Act (the “PPACA”), enacted in March 2010, includes provisions covering biological product exclusivity periods and a specific reimbursement methodology for biosimilars. As a new biological product, we expect that XIAFLEX will be eligible for 12 years of marketing exclusivity from the date of its approval by the FDA (although this could change as the regulations are enacted).  PPACA also establishes an abbreviated licensure pathway for products that are biosimilar to or interchangeable with FDA-approved biological products, such as XIAFLEX.  As a result, we could face competition from other pharmaceutical companies that develop biosimilar versions of our biological product XIAFLEX that do not infringe our patents or other proprietary rights.  Similar legislation has also been adopted in the EU.

If third-party payors do not adequately reimburse customers for our products, any of our product candidates that are approved for marketing, or medical procedures associated with our products, our products might not be used or purchased, and our revenues and profits will not grow.

Our revenues and profits depend heavily upon the availability of adequate coverage and reimbursement for the use of our products (both our pharmaceutical products and our medical device products), any of our product candidates that are approved for marketing and medical procedures administered in connection with our products, from third-party healthcare and state and federal government payors, both in the U.S. and in foreign markets. Demand for many of our existing and new products and our new medical device products is, and will continue to be, affected by the extent to which government healthcare programs and private health insurers reimburse our customers for patients’ medical expenses in the countries where we do business. Reimbursement by a third-party payor may depend upon a number of factors, including the third-party payor’s determination that the product and related procedures are:

•                  competitively priced;

•                  safe, effective and medically necessary;

•                  appropriate for the specific patient;

•                  cost-effective; and

•                  neither experimental nor investigational.

Since reimbursement approval for a product is required from third-party and government payors, seeking this approval, particularly when seeking approval for a preferred form of reimbursement over other competitive products, is a time-consuming and costly process. Third-party payors may require cost-benefit analysis data from us in order to demonstrate the cost-effectiveness of any product we might bring to market. For any individual third-party payor, we may not be able to provide data sufficient to gain reimbursement on a basis similar or preferred to competitive products or at all.  If reimbursement is approved, it may be at prices below that which we believe to be appropriate.  Once reimbursement at an agreed level is approved by a third-party payor, we may lose that reimbursement entirely or we may lose the similar or better reimbursement we receive compared to competitive products. In addition, as a result of their purchasing power, third party payors are implementing cost cutting measures such as seeking discounts, price reductions or other incentives from pharmaceutical products and medical device products suppliers and imposing limitations on coverage and reimbursements for pharmaceutical and medical device technologies and procedures. As reimbursement is often approved for a period of time, this risk is greater at the end of the time period, if any, for which the reimbursement was approved. These trends could compel us to reduce prices for our existing products and potential new products and could cause a decrease in the size of the market or a potential increase in competition that could negatively affect our business, financial condition and results of operations.

Physicians may perceive the reimbursement levels associated with our marketed products to be inadequate, which could affect the use of such codes by physicians and have a material adverse effect on our business.

If product liability lawsuits are brought against us, we may incur substantial liabilities.

The commercialization of our products and the clinical testing, manufacture and commercialization of our product candidates, if approved, involves significant exposure to product liability claims. We have products liability insurance that covers our products and the clinical trials of our product candidates that we believe is adequate in both scope and amount and has been placed with what we believe to be reputable insurers. This insurance has a self-insurance retention for the first $1.0 million of liability. Our product liability policies have been written on a claims-made basis. If any of our product candidates are approved for marketing, we may seek additional coverage. We cannot predict all of the adverse health events that our products or product candidates may cause. As a result, our current and future coverages may not be adequate to protect us from all the liabilities that we may incur. If losses from product liability claims exceed our insurance coverage and indemnities, we may incur substantial liabilities that exceed our financial resources. In addition, we may not be able to maintain our clinical trial insurance or product liability insurance at an acceptable cost, if at all, and this insurance may not provide adequate coverage against potential claims or losses. If we are required to pay a product liability claim, we may not have sufficient financial resources and our business and results of operations may be harmed. Whether or not we are ultimately successful in product liability litigation, such litigation could also consume substantial amounts of our financial and managerial resources, and might result in adverse publicity, all of which would impair our business.  Additionally, we enter into various agreements where we indemnify third parties such as manufacturers, investigators and collaborative partners for certain product liability claims related to our products.  These indemnification obligations may require us to pay significant sums of money for claims that are covered by these indemnifications.

As a result of our acquisition of Actient, we now have a medical device business that exposes us to potential product liability risks that are inherent in the design, manufacture and marketing of those medical devices that we sell. There are a number of factors that could result in an unsafe condition or injury of a patient with respect to those medical devices that we manufacture or sell, including quality issues, component failures, manufacturing flaws, unanticipated or improper uses of our medical devices, design defects or inadequate disclosure of product-related risks or product-related information. Any of these issues could lead to a recall of, or safety alert relating to, one or more of our medical devices and could ultimately result in claims against us. Any recall, whether voluntary or required by the FDA or similar governmental authorities in other countries, could result in significant costs and significant negative publicity. Negative publicity, including regarding a quality or safety issue, whether accurate or inaccurate, could reduce market acceptance of our medical devices, harm our reputation, decrease demand for our medical devices, result in the loss of customers, lead to product withdrawals and/or harm our ability to successfully launch and market our medical devices in the future. The foregoing problems could also result in enforcement actions by state and federal governments or other enforcement bodies, or product liability claims or lawsuits including those being brought by individuals or by groups seeking to represent a class or establish multi-district litigation proceedings. Moreover, in some circumstances adverse events arising from or associated with the design, manufacture, quality or marketing of our medical devices could result in the FDA suspending or delaying its review of our applications for new medical device approvals. Any of the foregoing problems could have a material adverse effect on our business, results of operations, financial condition and/or liquidity.

Testim, TESTOPEL and Striant® (together our “TRT Products”) and Edex and Osbon ErecAid (together our “ED Products”) compete in a very competitive market, and if we are unable to compete effectively with the other companies that produce products for the treatment of urologic or sexual health disorders, our ability to generate revenues will be limited.

The TRT and erectile dysfunction (“ED”) markets are highly competitive. Our success will depend, in part, on our ability to grow our prescription volume and protect our share of the market from the competition. Potential competitors in North America, Europe and elsewhere include major pharmaceutical companies, specialty pharmaceutical companies and biotechnology firms, universities and other research institutions and government agencies. As competition has increased, access to managed care plans has also become more competitive in the TRT and ED markets.  Pricing, rebate and discount strategies required to gain or maintain access or in some cases preferential access to certain managed care plans may have a material adverse effect on the revenue we derive from our TRT Products and ED Products.  The loss of preferred status or any access at all for certain managed care plans may have a material adverse effect on our TRT Products’ and/or our ED Products’ share of their respective markets.

Other pharmaceutical or medical device companies may develop generic versions of our TRT Products or our ED Products or any products that compete with our TRT Products or ED Products that do not infringe our patents or other proprietary rights, and, as a result, our business may be adversely affected. Because the ingredients of our products and parts for our devices are commercially available to third parties, it is possible that competitors may design formulations, propose dosages or develop methods of administration that would be outside the scope of the claims of one or more, or of all, of the patent and other proprietary rights that we in-license. This would enable their products to effectively compete with our products. Governmental and other pressures to reduce pharmaceutical costs may result in physicians writing prescriptions for these generic products. The strategies that we deploy to make products price-competitive with lower cost generic products may reduce our profit margins on our products significantly.  Consequently, increased competition from the sale of competing generic products could cause a material decrease in revenue from our products and adversely affect our business.

In addition to potential generic competition, Androgel 1% and Androgel 1.62%, two additional competing TRT products were launched in the U.S. in the first quarter of 2011 and several other pharmaceutical companies have TRT products in development that may be approved for marketing in the U.S. and the rest of the world.

International commercialization of our products, including the continued commercialization of XIAPEX in the European Union, and our product candidates faces significant obstacles.

We may commercialize some of our products, and product candidates, if approved, internationally on our own or through collaborative relationships with foreign partners.  Our foreign regulatory, clinical and commercial resources are limited, and accordingly, our ability to expand our business outside of the U.S. on our own is limited.  We may not be able to enter into collaboration agreements with appropriate partners for important foreign markets on acceptable terms, or at all.  Future and current collaborations with foreign partners may not be effective or profitable for us.  Any international commercialization may carry risks that we do not foresee due to our limited international resources.

We now market XIAPEX (EU tradename for XIAFLEX) for the treatment of Dupuytren’s contracture in the European Union and certain Eurasian countries.  We also hold the development rights in this territory for XIAPEX for, if approved, the treatment of Peyronie’s.  Pfizer Inc. (“Pfizer”) held these rights prior to April 24, 2013.  On March 28, 2013, we and Pfizer entered into a Transition Services Agreement relating to the transition from Pfizer to us of the development and commercialization activities related to XIAPEX for the treatment of Dupuytren’s contracture and, if approved, for the treatment of Peyronie’s disease in the European Union and certain Eurasian countries.  The Transition Services Agreement provides, and sets out schedules for, among other matters, an orderly transition of regulatory approvals and licenses, packaging and labeling responsibilities, distribution activities, pharmacovigilance obligations, recall obligations, product testing activities, ongoing clinical trial activities and redesign of packaging.  Although we are currently committed to the continued commercialization of XIAPEX for the treatment of Dupuytren’s and the continued development of XIAPEX, if approved, for the treatment of Peyronie’s in this territory, we may not have adequate resources or capabilities to do so on our own, we may not be successful in entering into a new collaboration agreement with a new partner, and continued commercialization may not be profitable for us.  Also, we may not be successful in completing all actions necessary for the full implementation of the transfer of the Marketing Authorization (“MA”) to us.

Our ability to generate revenue is somewhat dependent upon the growth of the markets in which we sell our products.  If these markets do not continue to grow, our ability to maintain our revenue and generate profits, if any, could be negatively impacted.

Large pharmaceutical companies with greater resources than we have continue to enter the TRT and ED markets.  As large pharmaceutical companies launch products that compete with the TRT Products and the ED Products, the amount of promotional activities to increase awareness of the benefits of TRT and ED therapies has increased significantly.  We believe that the increase in promotional activities has been the primary driver of the growth of the overall TRT and ED markets.  The amount of resources we devote to promotional activities is significantly less than that of our competitors.  Consequently, we do not influence the growth of the TRT or ED market in any material manner.  If our competitors do not continue to devote significant resources to consumer awareness, advertising, promotional and other activities, the growth of the overall TRT and ED market, and the gel segment of the TRT market specifically, would likely slow or decline.  Any slowing or decline in the growth of the markets in which we sell our products, could negatively impact our ability to maintain our revenue and generate profits.

Risks Related to our Manufacturing Operations.

We have limited experience in manufacturing pharmaceutical and biologic products and may encounter difficulties in our manufacturing processes, which could materially adversely affect our results of operations or delay or disrupt manufacture of those of our products that are reliant upon our manufacturing operations.

The manufacture of pharmaceutical and biologic products requires significant expertise and capital investment. Although we leased our facilities in Horsham in order to have direct control over the manufacturing of the active ingredient of XIAFLEX, for which we are the sole supplier, we have limited experience in manufacturing XIAFLEX or any other pharmaceutical product. Biologics, such as XIAFLEX, require processing steps that are highly complex and generally more difficult than those required for most chemical pharmaceuticals. In addition, TESTOPEL is manufactured using a unique, proprietary process.  If our manufacturing processes at the Rye, New York facility or our Horsham facility are disrupted, it may be difficult to find an alternate manufacturing site.  We may encounter difficulties with the manufacture of the active ingredient of XIAFLEX or TESTOPEL, which could delay, disrupt or halt our manufacture of XIAFLEX and TESTOPEL, respectively, require write-offs which may affect our financial results, result in product recalls or product liability claims or otherwise materially affect our results of operations. These problems with manufacturing may include:

•                  our ability to develop, implement and improve our internal manufacturing capability;

•                  our ability to manage XIAFLEX or TESTOPEL’s unique manufacturing processes;

•                  difficulties with production and yields, including the viability of the working cell bank and cell growth at lower than expected levels, scale-up and achieving adequate capacity for such supply;

•                  adequately aligning production and inventory with sales;

•                  availability of raw materials and supplies at a commercially reasonable price or at all;

•                  contamination issues;

•                  equipment failures;

•                  issues with quality control and assurance;

•                  shortages of qualified personnel;

•                  demand for our products may exceed our capacity;

•                  compliance with strictly enforced federal, state and foreign regulations; and

•                  lack of capital funding.

Furthermore, our manufacturing operations expose us to a variety of significant risks, including:

•                  product defects and potential product liability claims;

•                  contamination of product or product loss;

•                  environmental liabilities or claims resulting from our production process or contamination at our manufacturing facilities;

•                  sudden loss of inventory;

•                  termination by any of our licensees of its license agreement for breach of contract;

•                  inability to manufacture products at a cost that is competitive with third party manufacturing operations, below the prices at which we are contractually obligated to supply to our partners or consistent with our costs of goods expectations.

If we are unable to maintain regulatory approval for XIAFLEX and TESTOPEL, we may not have an alternate use for our Horsham or Rye facilities and, in the case of our Horsham facility, we will still be required to make payments under our lease.

We have entered into leases for our facilities in Horsham, the first of which expires on January 1, 2017. We also own a facility in Rye, New York, where we manufacture TESTOPEL.  If we are unable to maintain regulatory approval for TESTOPEL, we may not have an alternate use for our Rye facility.  If we are unable to maintain regulatory approval for XIAFLEX for Dupuytren’s or obtain regulatory approval for XIAFLEX for Peyronie’s, we may not have an alternate use for the Horsham facilities but will be required to make payments under our leases.  As of December 31, 2012, the total future minimum lease payments of the Horsham leases during their initial noncancellable terms are approximately $18.9 million.

Our Horsham and Rye facilities and the facilities of the manufacturer who we are in the process of qualifying as a secondary manufacturer for XIAFLEX (such manufacturer, the “Proposed Secondary Manufacturer” and such facility, the “Proposed Secondary Facility”) are subject to regulatory oversight, which may delay or disrupt our development and commercialization efforts for XIAFLEX or TESTOPEL.

We must ensure that all of the processes, methods, equipment and facilities employed in the manufacturing operations at our Horsham and Rye facilities and the Proposed Secondary Facility are compliant with the current cGMP requirements. The cGMP requirements govern quality control of the manufacturing process and documentation policies and procedures. Compliance with cGMP requires record keeping and quality control to assure that the clinical and commercial product meets applicable specifications and other requirements. If we or the Proposed Secondary Manufacturer fail to comply with these requirements, we may not be permitted to sell our products or may be limited in the jurisdictions in which we are permitted to sell them. Our manufacturing facilities and the Proposed Secondary Facility are subject to inspection by regulatory agencies at any time. If an inspection by regulatory authorities indicates that there are deficiencies including non-compliance with regulatory requirements, we could be required to take remedial actions, stop production or close our Horsham and/or Rye facilities or the Proposed Secondary Facility, which would disrupt the manufacturing processes, limit the supplies of XIAFLEX and TESTOPEL and delay clinical trials and subsequent licensure, and/or limit the sale of commercial supplies.

Future noncompliance with any applicable regulatory requirements may result in refusal by regulatory authorities to allow use of XIAFLEX made at our Horsham facilities or the Proposed Secondary Facility or TESTOPEL made at our Rye facilities in clinical trials, refusal of the government to allow distribution of XIAFLEX or TESTOPEL for commercialization, criminal prosecution and fines, recall or seizure of products, total or partial suspension of production, prohibitions or limitations on the commercial sale of products or refusal to allow the entering into of federal and state supply contracts.

Risks Related to Our Dependence on Third-Party Manufacturers, Service Providers, Testing Laboratories and Suppliers

Since we currently rely on third-party manufacturers, suppliers and packagers, we may be unable to control the availability or cost of manufacturing and packaging our products, which could adversely affect our results of operations.

We currently do not manufacture any of our marketed products or devices or any of our product candidates, except for TESTOPEL and the active ingredient for XIAFLEX, for which, in each case, we are the sole source of supply. JHS fills and lyophilizes the XIAFLEX bulk drug substance that we manufacture and produces sterile diluent. Catalent packages and labels the XIAFLEX products.  Testim is manufactured for us by DPT, under a contract that expires on December 31, 2015, and also by CPL as a secondary supplier under a contract that expires on July 31, 2014.  We are in the process of qualifying the Proposed Secondary Manufacturer for XIAFLEX.  We rely on other third party manufacturers for our products as well as third parties for certain packaging services for our products.

The manufacture of pharmaceutical products requires significant expertise and capital investment. Our third-party manufacturers or packagers may encounter difficulties in production. These problems may include:

•              difficulties with production costs and yields;

•              availability of raw materials and supplies;

•              issues with quality control and assurance;

•              damage to, or complete loss of, raw materials, supplies or finished product;

•              shortages of qualified personnel;

•              compliance with strictly enforced federal, state and foreign regulations; and

•              lack of capital funding.

JHS, Catalent, DPT, CPL, the Proposed Secondary Manufacturer or any of our other third-party manufacturers and packagers may not perform as agreed.  Likewise, we may not perform as agreed under our contracts with these manufacturers and packagers.  In either event, the applicable manufacturer or packager or we, as the case may be, may terminate the applicable agreement, which would adversely impact our ability to produce and sell our products or produce our product candidates for use in clinical trials.  Also, any of our third-party manufacturers and packagers could become insolvent or cease operations.  The number of third-party manufacturers with the expertise, required regulatory approvals and facilities to manufacture bulk drug substance on a commercial scale is limited, and it would take a significant amount of time to arrange and receive regulatory approval for alternative arrangements. We may not be able to contract for the manufacturing of our products or any of our product candidates on acceptable terms, if at all, which would materially impair our business.

Any of these factors could increase our costs and result in our being unable to effectively commercialize or develop our products. Furthermore, if any third-party manufacturer fails to deliver the required commercial quantities of finished product on a timely basis and at commercially reasonable prices, we may be unable to meet the demand for our products and we may lose potential revenues.

Because we depend on third parties to conduct certain laboratory tests, clinical trials and other critical services, including regulatory review services, we have limited control and may encounter delays in our efforts to develop product candidates.

We commonly rely on third parties to conduct laboratory tests, clinical trials and other critical services for us, including regulatory review services.  If we are unable to obtain these services on acceptable terms, we may be unable to complete our product development efforts in a timely manner. Also, to the extent we will rely on third parties for laboratory tests and clinical trials, we will have limited control over these activities and may be unable to manage them appropriately. Actient outsources complaint handling, adverse event reporting and federal government price reporting to a third party.  If such third parties fail to adequately handle complaints, report adverse events and calculate and report all required U.S. federal and state drug prices, Auxilium, which acquired Actient, could face significant regulatory issues.  Communicating with third parties can also potentially lead to mistakes as well as difficulties in coordinating activities. Third parties may:

•                  have staffing difficulties;

•                  fail to comply with contractual obligations;

•                  experience regulatory compliance issues; or

•                  undergo changes in priorities or may become financially distressed.

These third parties may not complete the tests or trials on our schedule, and the tests or trials may be methodologically flawed, may not comply with applicable laws or may be otherwise defective. We may experience unexpected cost increases that are beyond our control.  Problems with the timeliness or quality of the work of a contract research organization may lead us to seek to terminate the relationship and use an alternative service provider. However, making this change may be costly and may delay our trials, and contractual restrictions may make such a change difficult. Our contracts with the contract research organizations on which we currently rely are generally terminable upon 30-days prior written notice. If we must replace any of these contract research organizations or any other contract research organization we may use in the future to conduct our clinical trials, our trials may have to be suspended until we find another contract research organization that offers comparable services. The time that it takes us to find alternative organizations may cause a delay in the commercialization of our product candidates or may cause us to incur significant expenses to replicate data that may be lost. Although we do not believe that the contract research organizations on which we rely offer services that are not available elsewhere, it may be difficult to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

Our third-party manufacturers are subject to regulatory oversight, which may delay or disrupt our development and commercialization efforts.

Third-party manufacturers of our products or product candidates must ensure that all of the processes, methods and equipment are compliant with cGMP, and conduct extensive audits of vendors, contract laboratories and suppliers. If they fail to comply with these requirements, we also may be required to curtail the clinical trials of our product candidates, which are also supplied by these manufacturers, and may not be permitted to sell our products or may be limited in the jurisdictions in which we are permitted to sell them. Manufacturing facilities are subject to inspection by regulatory agencies at any time. If an inspection by regulatory authorities indicates that there are deficiencies, third-party manufacturers could be required to take remedial actions, stop production or close the facility, which would disrupt the manufacturing processes and limit the supplies of Testim, Edex, our other marketed products or our product candidates.

If we or our suppliers fail to comply with the FDA’s Quality System Regulation or equivalent global regulations and standards for medical devices, the manufacture and processing of our medical devices could be delayed and we may be subject to an enforcement action by the FDA or other government agencies.

We and our suppliers are required to comply with the FDA’s Quality System Regulation, and other applicable standards and requirements, which cover the methods and documentation of the design, testing, production or processing, control, quality assurance, labeling, packaging, storage and shipping of our medical devices. The FDA and other regulatory bodies enforce compliance with regulatory requirements and standards through periodic inspections. If we or one or none of our suppliers fail an inspection or if any corrective action plan implemented following an inspection is not sufficient, the release of our medical devices could be delayed. A failure by us or our suppliers to comply with applicable regulatory requirements can result in enforcement action against us by the FDA, which may include any of the following sanctions:

•                                          fines, injunctions, civil penalties and criminal prosecution;

•                                          recall or seizure of our products;

•                                          operating restrictions, partial suspension or total shutdown of production;

•                                          refusing our request for 510(k) clearance or premarket approval of new products; and

•                                          withdrawing 510(k) clearance or premarket approvals that are already granted.

We currently rely on single source suppliers for certain raw materials and services for manufacturing of our marketed products, and on only two suppliers for a primary ingredient for Testim, and the loss of any of these suppliers could prevent us from selling our marketed products, which would materially harm our business.

We rely on third-party suppliers for our supply of raw materials for the manufacture of the ingredients of our marketed products. Certain raw materials are available to us from only limited sources and are sole sourced. Testosterone is available to us from only three sources, and we rely exclusively on two outside sources for our supply of cyclopentadecanolide (“CPD”). We do not have supply agreements in place with all of our raw material suppliers, including our suppliers of testosterone and CPD. If any of the suppliers stops manufacturing, or if we are unable to procure raw materials or services on commercially favorable terms, or if we are not able to obtain them in a timely manner, we may be unable to continue to produce or sell our marketed products on commercially viable terms, if at all. In addition, the limited number of suppliers of these raw materials and services with whom we do not have supply agreements in place may provide such companies with greater opportunity to raise their prices. Any increase in price for these raw materials or services may reduce our gross margins.

Risks Related to Collaborators

We are dependent upon our collaborative relationships with third parties to further develop and commercialize XIAFLEX (or XIAPEX as it is known in the EU) outside of the U.S. and to commercialize Testim outside of the U.S.  There may be circumstances that delay or prevent any of these third parties’ ability to develop and commercialize XIAFLEX or to commercialize Testim.

We have entered into agreements with each of Asahi Kasei Pharma Corporation (“Asahi Kasei”) and Actelion Pharmaceuticals Ltd. (“Actelion”) under which we have granted them the right to develop and commercialize XIAFLEX in Japan, and in Australia, Brazil, Canada and Mexico, respectively.  In addition, we may seek to enter into similar arrangements with other third parties with respect to the development and commercialization of XIAFLEX in the rest of the world, including the European Union and certain Eurasian countries for which Pfizer had been our commercialization partner until April 24, 2013. We have entered into agreements with Ferring and Paladin under which we have granted them the right to commercialize Testim in Europe and Canada, respectively.  We are subject to a number of risks associated with our dependence on our collaborative relationship with these third parties, including:

•                  adverse decisions by a third party regarding the amount and timing of resource expenditures for the development and commercialization of XIAFLEX or Testim;

•                  possible disagreements as to the timing, nature and extent of our development plans, including clinical trials or regulatory approval strategy;

•                  lack of alignment between specifications for product that we have agreed to provide to a third party and specifications that have or might be approved by regulatory authorities;

•                  the right of a third party to terminate its collaboration agreement with us on limited notice upon the occurrence of certain defined events;

•                  loss of significant rights if we fail to meet our obligations under the collaboration agreement;

•                  withdrawal of support by a third party following change of that third party’s corporate strategy or due to competing priorities;

•                  changes in key management personnel at a third party that are members of the collaboration’s various operating committees; and

•                  possible disagreements with a third party regarding the collaboration agreement or ownership of proprietary rights, including with respect to inventions discovered under the applicable collaborative agreement.

Due to these factors and other possible disagreements with a third party, including disputes over intellectual property ownership, we may be delayed or prevented from further developing,

manufacturing or commercializing XIAFLEX outside the U.S. or further commercializing Testim outside the U.S., or we may become involved in litigation or arbitration, which would be time consuming and expensive.

If a third party were to unilaterally terminate its collaboration agreement with us, we would need to undertake development and marketing activities for XIAFLEX or marketing activities for Testim, as the case may be, in that third party’s territory solely at our own expense and/or seek another partner for some or all of these activities in that territory. If we pursued these activities in that territory on our own, it would significantly increase our capital and infrastructure requirements, and might limit the indications we are able to pursue and could prevent us from effectively developing and commercializing XIAFLEX and could prevent us from effectively commercializing Testim, as the case may be. If we sought to find another pharmaceutical company partner for some or all of these activities, we may not be successful in such efforts, or they may result in a collaboration that has us expending greater funds and efforts than the relationship with the terminating third party.

Until April 24, 103, Pfizer marketed XIAPEX (EU tradename for XIAFLEX) for the treatment of Dupuytren’s contracture in the European Union and certain Eurasian countries.  Pfizer also held development rights in this territory for XIAPEX for, if approved, the treatment of Peyronie’s.  On March 28, 2013, we and Pfizer entered into a Transition Services Agreement relating to the transition from Pfizer to us of the development and commercialization activities related to XIAPEX for the treatment of Dupuytren’s contracture and, if approved, for the treatment of Peyronie’s disease in the European Union and certain Eurasian countries.  The Transition Services Agreement provides, and sets out schedules, for, among other matters, an orderly transition of regulatory approvals and licenses, packaging and labeling responsibilities, distribution activities, pharmacovigilance obligations, recall obligations, product testing activities, ongoing clinical trial activities and redesign of packaging.  Although we are currently committed to the continued commercialization of XIAPEX for the treatment of Dupuytren’s and the continued development of XIAPEX, if approved, for the treatment of Peyronie’s in this territory, we may not have adequate resources or capabilities to do so on our own, we may not be successful in entering into a new collaboration agreement with a new partner, and continued commercialization may not be profitable for us.  Also, we may not be successful in completing all actions necessary for the full implementation of the transfer of the MA to us.

In general, we cannot control the amount and timing that our third party partners may devote to our collaborations. We are relying on our third-party partners to obtain regulatory approvals for and successfully commercialize XIAFLEX in the relevant territories. If a third party fails to adequately market and promote XIAFLEX in its territory, we may be unable to obtain any remedy against that third party and sales of XIAFLEX may be harmed, which would negatively impact our business, results of operations, cash flows and liquidity due to reduced milestone and royalty payments under the applicable third party agreement.

We do not control the actions of our collaborators, and breaches of our agreements by any of them as well as disagreements over strategic goals could affect our business, our regulatory approvals or our reputation.

We have agreements in place with our collaborators, including Pfizer, GlaxoSmithKline LLC, Asahi Kasei, Actelion and BioSpecifics Technologies Corp. (“BioSpecifics”), and we

expect that any future collaborators would similarly be engaged under contract.  We also have entered into agreements with Ferring and Paladin under which we have granted them the right to commercialize Testim in Europe and Canada, respectively.  Nevertheless, for reasons that we may not have an ability to foresee or control, any of our collaborators may breach their respective agreements.  We also may disagree with our collaborators as to strategic issues or the manner in which our rights should be enforced.  Depending on its nature, a breach could affect our regulatory approvals for our products and could affect our reputation if the consequences of a breach are imputed to us.  We may need to engage in costly litigation to enforce our rights, and we may not prevail in such litigation.  A breach by, or disagreement with, one of our collaborators may lead to termination of the applicable agreement, which, in the case of a license agreement, may affect the scope of our license, such as modifying an exclusive license to a non-exclusive license.  Any such breach or disagreement and its consequences could have a material adverse effect on our business and financial condition.

We may not be able to license XIAFLEX for development and commercialization in the rest of the world on commercially reasonable terms or at all.

Reaching agreement or agreements with one or multiple partners for development and commercialization of XIAFLEX in areas of the world outside the U.S. and the territories covered by our collaboration agreements with Pfizer, Asahi Kasei and Actelion is uncertain.  We may not be able to timely find interested or suitable partners for such collaboration, and any such collaboration may not be as profitable as planned or profitable at all.  If we are unable to license XIAFLEX for development and commercialization in areas of the world outside the U.S. and the territories covered by our current collaboration agreements with Asahi Kasei and Actelion on commercially reasonable terms or at all, it could have an adverse effect on our ability to commercialize XIAFLEX worldwide and on our financial condition.

Risks Related to Business Development

Our failure to successfully in-license or acquire additional technologies, product candidates or approved products could impair our ability to grow.

We intend to in-license, acquire, develop and market additional products and product candidates so that we are not solely reliant on sales from our currently approved products for our revenues. The success of this strategy depends upon our ability to identify, select and acquire the right pharmaceutical or medical device product candidates, products and technologies.  We have a limited number of product candidates in our development pipeline. We may not be able to acquire or in-license the rights to additional product candidates and approved products on terms that we find acceptable, or at all. We face extensive competition in the acquisition or in-licensing of pharmaceutical or medical device products or small companies to enhance our portfolio of products. A number of more established companies, which have strategies to in-license or acquire products, may have competitive advantages, as may other emerging companies taking similar or different approaches to product acquisitions. In addition, a number of established research-based pharmaceutical, medical device and biotechnology companies may acquire products in late stages of development to augment their internal product lines. These established companies may have a competitive advantage over us due to their size, resources and experience. If we are unable to in-license or acquire additional commercial products or product candidates, we may be reliant solely on sales of our currently approved products for revenues. As a result, our ability to grow our business or increase our profits could be severely limited.

We face strong competition in the medical device business. Our failure to successfully develop and market new products could adversely affect our business.

The medical device industry is highly competitive. We compete with many domestic and foreign medical device companies ranging from small start-up enterprises that might sell only a single or limited number of competitive products or compete only in a specific market segment, to companies that are larger and more established than us, have a broad range of competitive products, participate in numerous markets and have access to significantly greater financial and marketing resources than we do.

In addition, the medical device industry is characterized by extensive product research and development and rapid technological advances. The future success of our business will depend, in part, on our ability to design and manufacture or acquire new competitive products and enhance existing products. Our product development efforts may require us to make substantial investments. There can be no assurance that unforeseen problems will not occur with respect to the development, performance or market acceptance of new technologies or products, such as our inability to:

•                  identify viable new products;

•                  obtain adequate intellectual property protection;

•                  gain market acceptance of new products; or

•                  successfully obtain regulatory approvals.

In addition, our competitors currently may be developing, or may develop in the future, products that are more effective than those that we currently offer or subsequently develop. Our failure to successfully develop and market new products or enhance existing products could have an adverse effect on our business, financial condition and results of operations.

Risks Related to Regulatory Approval of Our Products and Product Candidates

If we do not receive regulatory approval to market XIAFLEX for the treatment of Peyronie’s disease in a timely manner, or at all, we may not be able to expand our revenues for XIAFLEX and our business could be materially affected.

In December 2012, the FDA accepted for filing our sBLA for XIAFLEX for the potential treatment of Peyronie’s disease. The FDA has designated a PDUFA target action date of September 6, 2013. As the FDA is not bound by, and has in the past missed, its PDUFA goals, it is unknown whether the review of our sBLA will be completed within the FDA review goals or will be delayed.  Additionally, government budget cuts, as a result of federal sequestration, may affect review periods.

The FDA has broad discretion in the drug approval process. Even if we believe that we have demonstrated positive results from our preclinical and clinical trials of XIAFLEX for the treatment of Peyronie’s disease, our results from these preclinical and clinical trials may not be sufficient, in the judgment of the FDA, to support marketing approval, or regulatory interpretation of our data and procedures may be unfavorable. The FDA may determine after review of our data for XIAFLEX for the treatment of Peyronie’s disease that our application is insufficient, and decline to allow approval of XIAFLEX for the treatment of Peyronie’s disease.   Alternatively, the FDA might approve our application but with a restricted label, thus limiting who the drug may be marketed to.

Obtaining approval of a sBLA is inherently uncertain. Even after completing clinical trials and other studies, XIAFLEX for the treatment of Peyronie’s disease may not receive regulatory approval for many reasons, including the following:

•                  we may not be able to demonstrate to the satisfaction of the FDA that XIAFLEX for the treatment of Peyronie’s disease is safe and effective;

•                  the FDA may disagree with the design or conduct of our clinical trials or other studies;

•                  the results of our clinical trials or other studies may not demonstrate that the clinical and other benefits of XIAFLEX for the treatment of Peyronie’s disease  outweigh its safety risks;

•                  the FDA’s interpretation of  the data from our clinical trials or other studies may be different than ours;

•                  the FDA may decide that the data collected from our clinical trials and other studies of XIAFLEX for the treatment of Peyronie’s disease is not sufficient to support the approval of our sBLA;

•                  the approval policies or regulations of the FDA may significantly change in a manner rendering our clinical and other study data insufficient for approval;

•                  government funding of the FDA;

•                  the FDA may determine that one of our investigator sites did not comply with Good Clinical Practices (GCP) regulations and that such site’s data are dis-qualified, thus jeopardizing our approval; and

•                  an Advisory Committee, if eventually required by FDA, may delay or adversely affect approval or force a rejection of our sBLA.

If the FDA does not approve our application, it may require that we conduct additional clinical or pre-clinical studies and submit that data before it will reconsider our application. Depending on the extent of these or any other studies, approval of any application that we subsequently submit may be delayed by several years, or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be successful or considered sufficient by the FDA for approval or even to make our application approvable. As a result, we cannot predict when or whether regulatory approval will be obtained for our sBLA for XIAFLEX for the treatment of Peyronie’s disease.

Even if XIAFLEX for the treatment of Peyronie’s disease receives regulatory approval from the FDA, any approvals that we obtain could contain significant limitations in the form of narrow indications, warnings, precautions or contra-indications with respect to conditions of use, restricted label claims or the requirement that we implement a risk evaluation and mitigation strategy. In such an event, our ability to generate revenues could be greatly reduced and our business could be harmed.

If we do not receive regulatory approval to market XIAFLEX for the treatment of Peyronie’s disease in a timely manner, or at all, we may not be able to expand our revenues for XIAFLEX, inventories may become impaired and our business could be materially affected.

We are subject to numerous complex regulatory requirements and failure to comply with these regulations, or the cost of compliance with these regulations, may harm our business.

Our products and product candidates are subject to regulation by numerous governmental authorities in the U.S., Canada, Europe and the rest of the world. These regulations govern or affect the research and development, testing, manufacturing, labeling, distribution, safety, storage, record-keeping, approval, advertising, promotion, sampling, marketing and import and export of our products and our product candidates, as well as safe working conditions and the experimental use of animals. Noncompliance with any applicable regulatory requirements can result in refusal of the government to approve facilities for testing or manufacture of products as well as refusal to approve products for commercialization. Noncompliance with any applicable regulatory requirements also can result in criminal prosecution and fines, recall or seizure of products, total or partial suspension of production, prohibitions or limitations on the commercial sale of products or refusal to allow the entering into of federal and state supply contracts. The FDA and comparable governmental authorities have the authority to withdraw product approvals that have been previously granted. Currently, there is a substantial amount of congressional and administrative review of the FDA and the regulatory approval process for drug candidates in the U.S. As a result, there may be significant changes made to the regulatory approval process in the U.S. In addition, the regulatory requirements relating to the manufacturing, testing, labeling, promotion, marketing and distribution of our products may change in the U.S. or the other jurisdictions in which we may have obtained or be seeking regulatory approval for our products or product candidates. Such changes may increase our costs and adversely affect our operations.

Additionally, failure to comply with, or changes to, the regulatory requirements that are applicable to our products or our other product candidates may result in a variety of consequences, including the following:

•                  restrictions on our products or manufacturing processes;

•                  warning letters from a governmental authority;

•                  withdrawal of a product or a product candidate from the market;

•                  voluntary or mandatory recall of a product or a product candidate;

•                  fines against us;

•                  suspension or withdrawal of regulatory approvals for a product or a product candidate;

•                  suspension or termination of any of our ongoing clinical trials of a product candidate;

•                  refusal to permit import or export of our products;

•                  refusal to approve pending applications or supplements to approved applications that we submit;

•                  denial of permission to file an application or supplement in a jurisdiction;

•                  product seizure; and

•                  injunctions, consent decrees, or the imposition of civil or criminal penalties against us.

Testosterone is listed by the DEA as a Schedule III substance under the Controlled Substances Act of 1970. The DEA classifies substances as Schedule I, II, III, IV or V substances, with Schedule I substances considered to present the highest risk of substance abuse and Schedule V substances the lowest risk.  Scheduled substances are subject to DEA regulations relating to manufacturing, storage, distribution, and physician prescription procedures. For example, all regular Schedule III drug prescriptions must be signed by a physician and may not be refilled. Furthermore, the amount of Schedule III substances we can obtain for clinical trials and commercial distribution is limited by the DEA and our quota may not be sufficient to complete clinical trials or meet commercial demand, if any. In addition to federal scheduling, our TRT Products are subject to state-controlled substance regulation and may be placed in more restrictive schedules than those determined by the DEA and the FDA. However, to date, with the exception of the State of New York where TESTOPEL is manufactured, which has given testosterone a Schedule II classification, testosterone has not been placed in a more restrictive schedule by any state.

Entities must be registered annually with the DEA to manufacture, distribute, dispense, import, export and conduct research using controlled substances. State controlled substance laws also require registration for similar activities. In addition, the DEA requires entities handling controlled substances to maintain records, file reports, follow specific labeling and packaging requirements, and provide appropriate security measures to control against diversion of controlled substances. Failure to follow these requirements can lead to significant civil and/or criminal penalties and possibly even lead to a revocation of a DEA registration.

Products containing controlled substances may generate public controversy. As a result, these products may have their marketing rights or regulatory approvals withdrawn. Political pressures and adverse publicity could lead to delays in, and increased expenses for, and limit or restrict the introduction and marketing of our product candidates. For some scheduled substances or any product, the FDA may require us to develop a comprehensive risk management program to reduce the inappropriate use of our products and product candidates, including the manner in which they are marketed and sold, so as to reduce the risk of improper patient selection and diversion or abuse of the product. Developing such a program in consultation with the FDA may be a time-consuming process and could delay approval of any of our product candidates. Such a program or delays of any approval from the FDA could increase our product development costs and may allow our competitors additional time to develop or market competing products. In addition, in many foreign markets, including the countries in the EU, pricing of pharmaceutical products is subject to governmental control. In the U.S., there have been, and we expect that there will continue to be, a number of federal and state proposals to implement similar governmental pricing control. While we cannot predict whether such legislative or regulatory proposals will be adopted, the adoption of such proposals could have a material adverse effect on our business, financial condition and profitability.  Failure to obtain pricing approval in a timely manner or approval of pricing which would support an adequate return on investment or generate a sufficient margin to justify the economic risk might delay or prohibit the commercial launch of the product in those countries.

The products and business activities of medical device companies are subject to rigorous regulation by the FDA and other federal, state and international governmental authorities, as well as comparable government agencies in other countries. The regulations govern the development, design, testing, approval, manufacturing, labeling, importing and exporting and sale and marketing of many of our medical devices. Moreover, these regulations are subject to future change. Failure to comply with applicable regulations could lead to manufacturing shutdowns, product shortages, delays in medical device manufacturing, medical device seizures, recalls, operating restrictions, withdrawal or suspension of required licenses, and prohibitions against exporting of products to, or importing products from, countries outside the United States. We could be required to expend significant financial and human resources to remediate failures to comply with applicable regulations and quality assurance guidelines. In addition, civil and criminal penalties, including exclusion under Medicaid or Medicare, could result from regulatory violations. Any one or more of these events could have a material adverse effect on our business, financial condition and results of operations.

These authorities and members of Congress have been increasing their scrutiny over the medical device industry. In recent years, the U.S. Congress, the Department of Justice, the Office of Inspector General of the Department of Health and Human Services, and the Department of Defense have issued subpoenas and other requests for information to, conducted investigations of and commenced civil and criminal litigation against medical device manufacturers, primarily related to financial arrangements with health care providers, regulatory compliance and product promotional practices. We anticipate that these governmental authorities will continue to scrutinize our industry closely, and that additional regulation by government authorities may increase compliance costs, exposure to the risks of civil and criminal litigation, and other potentially adverse effects on our operations. Our defense of these claims and governmental actions, whether ongoing or filed in the future and regardless of the merits of the action or complaint, could divert the attention of our technical and management personnel away from the development and marketing of our products and services for significant periods of time. The costs incurred to defend these actions and claims could have a material adverse effect on our results of operations or financial condition, even if our defense is ultimately successful.

In the United States, before we can market a new medical device, or a new use of, or claim for, or significant modification to, an existing product, we generally must first receive either 510(k) clearance or approval of a premarket approval, or PMA, application from the FDA. In order for us to obtain 510(k) clearance, the FDA must determine that our proposed product is “substantially equivalent” to a device legally on the market, known as a “predicate” device, with respect to intended use, technology and safety and effectiveness. Obtaining PMA approval is more difficult, requiring us to demonstrate the safety and effectiveness of the device based, in part, on data obtained in human clinical trials. Similarly, most major markets for medical devices outside the United States also require clearance, approval or compliance with certain standards before a product can be commercially marketed. The process of obtaining regulatory clearances and approvals to market a medical device, particularly from the FDA and certain foreign governmental authorities, can be costly and time consuming, and clearances and approvals might not be granted for new products on a timely basis, if at all. In addition, once a device has been cleared or approved, a new clearance or approval may be required before the device may be modified or its labeling changed. Furthermore, the FDA or a foreign governmental authority may make its review and clearance or approval process more rigorous, which could require us to generate additional clinical or other data, and expend more time and effort, in obtaining future medical device clearances or approvals. The regulatory clearance and approval process may result in, among other things, delayed realization of medical device revenues, substantial additional costs or limitations on indicated uses of medical devices, any one of which could have a material adverse effect on our financial condition and results of operations.

Even after a medical device has received marketing approval or clearance, such medical device approval or clearance can be withdrawn or limited due to unforeseen problems with the device or issues relating to its application. Violations of FDA requirements for medical devices could result in FDA enforcement actions, including warning letters, fines, delays in obtaining new regulatory clearances, product seizures or recalls, injunctions, advisories or other field actions, and/or operating restrictions. Medical devices are cleared or approved for one or more specific intended uses. Promoting a device for an off-label use could result in government enforcement action.

Furthermore, our and our third party suppliers’ facilities are subject to periodic inspection by the FDA and other federal, state and foreign government authorities, which require manufacturers of medical devices to adhere to certain regulations, including the FDA’s Quality System Regulation, which requires periodic audits, design controls, quality control testing and documentation procedures, as well as complaint evaluations and investigation. The FDA also requires the reporting of certain adverse events, certain recalls or other field safety corrective actions. Issues identified through such inspections and reports may result in warning letters, manufacturing shutdowns, medical device shortages, medical device seizures or recalls, fines and delays in medical device manufacturing, and may require significant resources to resolve.

As a condition for approval of XIAFLEX for Dupuytren’s, we are required to comply with post-marketing requirements. Failure to comply with these requirements or any future post-marketing requirements, or the cost of compliance with such requirements, may harm our business.

The FDA or, for products outside the U.S. for which we hold the regulatory approvals, international regulatory agencies can establish requirements for approved products with which we must comply. For example, the law allows the FDA to require us as the sponsor of a marketing application to conduct and report the results of certain studies or clinical trials for certain purposes (“post-marketing requirements”) if the FDA makes certain findings required by the statute. Failure to report or conduct the studies is considered a violation and can result in enforcement action. Additionally, the FDA can request that we voluntarily conduct studies or clinical trials to address questions or concerns (“post-marketing commitments”). These studies or clinical trials could be time-consuming and costly and the results could have negative effects on our ability to market the product.

Now that the MA for XIAPEX in the EU and certain Eurasian countries has been transferred to us after the mutual termination of the Pfizer Agreement, we will be required to comply with post-marketing requirements applicable to maintaining the approval of XIAPEX in those territories.

For XIAFLEX for Dupuytren’s and Testim, we are required to implement a REMS. Failure to comply, or the cost of compliance with such REMS or any future REMS, may harm our business.

The FDA is authorized to require us as the sponsor of an approved or unapproved marketing application to submit a proposed REMS if the FDA determines that a REMS is necessary to ensure that the benefits of a drug outweigh the risks of the drug. Failure to comply with the requirements of the approved REMS can render the drug misbranded. A violation of a REMS requirement is subject to civil penalties. Complying with the requirements of a REMS can be costly and time-consuming and adversely affect our operations.

As a condition of approval for XIAFLEX for Dupuytren’s, the FDA required a REMS. The goal of the REMS is to inform and train healthcare providers about the risks of tendon rupture, serious adverse reactions affecting the injected extremity, and the potential risk of serious hypersensitivity reactions (including the potential for anaphylaxis) associated with XIAFLEX. The REMS consists of a medication guide, a communication plan, and a timetable for submission of assessments of the REMS. The communication plan includes a Dear Healthcare Provider Letter and educational materials (i.e., training guide and procedure training video).

On May 7, 2009, the FDA announced that it was requiring the manufacturers of two prescription topical testosterone gels, Solvay S.A. (since acquired by Abbott, which is now AbbVie) and Auxilium, to make changes to the prescribing information and develop REMS for the products.  The FDA stated that it was requiring this action after it became aware, through spontaneous post-marketing adverse event reports and peer-reviewed biomedical literature, of cases of secondary exposure of children and female partners to testosterone due to drug transfer from adult males using testosterone gel drug products (known as transference). The FDA considered this information to be “new safety information.” We believe that all topical testosterone gels have a potential for transference. Testim’s prescribing information has described the risk and procedures for avoidance of transference since the product was launched in 2003. The changes to the prescribing information for Testim include a “boxed warning”, which is used to highlight warning information that is especially important to the prescriber. The goal of the REMS is to inform patients about the serious risk of transference or secondary exposure associated with the use of Testim and Abbvie’s AndroGel. The REMS includes assessments and a Medication Guide to inform patients. The revised prescribing information and REMS for Testim was approved in September 2009.

If clinical trials for our product candidates are delayed, we would be unable to commercialize our product candidates on a timely basis, or at all, which could materially harm our business.

Clinical trials that we may conduct, or that may be conducted by our partners, may not begin on time or may need to be restructured or temporarily suspended after they have begun. Clinical trials can be delayed or may need to be restructured for a variety of reasons, including delays or restructuring related to:

•                  changes to the regulatory approval process for product candidates in those jurisdictions, including the U.S., in which we may be seeking approval for our product candidates;

•                  obtaining an IND, or other regulatory approval to commence a clinical trial;

•                  timing of responses required from regulatory authorities;

•                  negotiating acceptable clinical trial agreement terms with prospective investigators or trial sites;

•                  obtaining institutional review board, or equivalent, approval to conduct a clinical trial at a prospective site;

•                  recruiting subjects to participate in a clinical trial;

•                  competition in recruiting clinical investigators;

•                  shortage or lack of availability of clinical trial supplies from external and internal sources;

•                  the need to repeat clinical trials as a result of inconclusive results or poorly executed testing;

•                  failure to validate a patient-reported outcome questionnaire;

•                  the placement of a clinical hold on a study;

•                  the failure of third parties conducting and overseeing the operations of our clinical trials to perform their contractual or regulatory obligations in a timely fashion;

•                  exposure of clinical trial subjects to unexpected and unacceptable health risks or noncompliance with regulatory requirements, which may result in suspension of the trial; and

•                  manufacturing and/or distribution issues associated with clinical supplies.

We have four projects currently in clinical development, specifically XIAFLEX for the treatment of Peyronie’s, Frozen Shoulder syndrome, cellulite and a high concentration testosterone gel product.  Completion of clinical trials for each product candidate will be required before commercialization. If we experience delays in, or termination of, clinical trials, or fail to enroll patients in clinical trials in a timely manner, or if the cost or timing of the regulatory approval process increases, our financial results and the commercial prospects for our product candidates will be adversely impacted. In addition, our product development costs would increase and our ability to generate additional revenue from new products could be impaired.

Risks Related to Intellectual Property

We have only limited patent protection for our products and our product candidates, and we may not be able to obtain, maintain or protect proprietary rights necessary for the development and commercialization of our products or our product candidates.

Our business and competitive positions are in part dependent upon our ability to obtain and protect our proprietary position for our products and our product candidates in the U.S., Canada, Europe and elsewhere throughout the world. We attempt to protect our intellectual property position by filing, or obtaining licenses to, patents and patent applications related to our proprietary technology, inventions and improvements that are important to the development of our business.

Our and our licensors’ patents and patent applications may not protect our technologies and products because, among other things:

•      there is no guarantee that any of our or our licensors’ pending patent applications will result in issued patents;

•      we may develop additional proprietary technologies that are not patentable;

•      there is no guarantee that any patents issued to us, our collaborators or our licensors will provide us with any competitive advantage or cover our product candidates;

•      there is no guarantee that any patents issued to us or our collaborators or our licensors will not be challenged, interfered with, circumvented or invalidated by third parties; and

•      there is no guarantee that any patents previously issued to others or issued in the future will not have an adverse effect on our ability to do business.

If we fail to obtain adequate patent protection for our products, our ability to compete could be impaired.

We may not control the patent prosecution, maintenance or enforcement of our in-licensed technology. Consequently, such licensed patents could be held invalid or unenforceable or could have claims construed in a manner adverse to our interests in litigation, which we would not control or to which we would not be a party. If any of the intellectual property rights of our licensors is found to be invalid, this could have a material adverse impact on our operations.

Testosterone, the active ingredient in our TRT Products, and alprostadil, the active ingredient in Edex, are off-patent and are included in competing products. In the U.S., the ‘968 Patent covers a method for maintaining blood serum testosterone levels for treating a hypogonadal male using Testim and is listed in the Orange Book. The ‘968 Patent expires in January 2025. Nine additional U.S. patents issued between 2009 and 2012 covering the composition of Testim and methods of its use and have been listed in the Orange Book. They expire in April 2023. Our licensor, FCB, also has filed continuation applications that are currently pending.

We are currently party to patent infringement litigations against each of Upsher-Smith and Watson relating to Upsher-Smith’s and Watson’s respective intentions to market a different version of Testim prior to the expiration of the patents listed in the Orange Book covering Testim. Also, we have sued Upsher-Smith with respect to its 505(b)(2) NDA seeking approval from the FDA to market a competing testosterone gel product listing Testim as the reference listed drug prior to expiration of the same patents.

An adverse outcome in any of the Upsher-Smith Litigations, the Watson Litigation, or any other such legal action, could result in one or more generic or different versions of Testim being launched in the U.S. before the expiration of the last to expire of the ten Orange Book patents relating to Testim in January 2025. The introduction of a generic version to Testim or the potential 2015 introduction of a generic or different version to Abbvie’s AndroGel franchise could have a material adverse effect on our ability to successfully execute our business strategy to maximize the value of Testim as we continue to seek to expand the market of the commercial launch of XIAFLEX for Dupuytren’s.

The standards that the USPTO and its foreign counterparts use to grant patents are not always applied predictably or uniformly and can change. Limitations on patent protection in some countries outside the U.S. and the differences in what constitutes patentable subject matter in these countries may limit the protection we seek outside of the U.S. In the U.S., issued patent claims may be broadened, narrowed, or even cancelled as a result of post-issuance procedures instituted by us or third parties, including reissue, re-examination, and the new supplemental examination procedure enacted as part of the Leahy-Smith America Invents Act. In addition, laws of foreign countries may not protect our intellectual property to the same extent as would laws of the U.S. Also, some countries will not grant patents on patent applications that are filed after the public sale or disclosure of the material claimed in the patent application. Failure to obtain adequate patent protection for our proprietary product candidates and technology would impair our ability to be commercially competitive in these markets. Accordingly, we do not know the degree of future protection for our proprietary rights or the breadth of claims allowed in any patents issued to us or others.

We also rely on trade secrets, know-how and technology, which are not protected by patents, to maintain our competitive position. To maintain the confidentiality of trade secrets and proprietary information, we generally seek to enter into confidentiality agreements with our employees, consultants and collaborators upon the commencement of a relationship with us. However, we may not obtain these agreements in all circumstances. Nor can we guarantee that these agreements will provide meaningful protection, that these agreements will not be breached, or that we will have an adequate remedy for any such breach. In addition, adequate remedies may not exist in the event of unauthorized use or disclosure of this information. Others may have developed, or may develop in the future, substantially similar or superior know-how and technology. In addition, our research collaborators and scientific advisors may have contractual rights to publish our data and other proprietary information, subject to our prior review. Publications by our research collaborators and scientific advisors containing such information, either with our permission or in contravention of the terms of their agreements with us, may impair our ability to obtain patent protection or protect our proprietary information. The loss or exposure of our trade secrets, know-how and other proprietary information, as well as independent development of similar or superior know-how, could harm our operating results, financial condition and future growth prospects. Many of our employees and consultants were, and many of our consultants may currently be, parties to confidentiality agreements with other companies. Although our confidentiality agreements with these employees and consultants require that they do not bring to us, or use without proper authorization, any third party’s proprietary technology, if they violate their agreements, we could suffer claims or liabilities.

If we breach any of the agreements under which we license development or commercialization rights to products or technology from others, we could lose license rights that are critical to our business.

We are a party to a number of license and other agreements by which we have rights to use the intellectual property of third parties that are necessary for us to operate our business. In particular, we have obtained the exclusive right to develop and commercialize Testim pursuant to a license agreement with FCB. FCB may unilaterally terminate the agreement if we fail to make payments under this agreement and this failure continues for a period of 30 days following written notice to us by FCB. If the agreement is properly terminated by FCB, we may not be able to manufacture or sell Testim.

We have also obtained exclusive worldwide rights from BioSpecifics to develop, market and sell products, other than dermal formulations labeled for topical administration, that contain BioSpecifics’s enzyme, which we refer to as XIAFLEX, for the treatment of Dupuytren’s, and, potentially, for the treatment of Peyronie’s, Frozen Shoulder syndrome and cellulite.  Either party may terminate this agreement in the event of bankruptcy or insolvency by the other party. Additionally, either party may terminate this agreement if the other party is in material breach of its obligations under the agreement which continues for a period of 90 days following receipt of written notice of such material breach.  We may terminate this agreement in its entirety, or on a country-by-country basis, on an indication-by-indication basis, or on a product-by-product basis, at any time upon 90 days prior written notice to BioSpecifics.  If this agreement is properly terminated by BioSpecifics, we may not be able to execute our strategy to commercialize XIAFLEX for Dupuytren’s or to develop and potentially commercialize XIAFLEX for the treatment of Peyronie’s, Frozen Shoulder syndrome, cellulite or future product candidates utilizing BioSpecifics’ enzyme.  If this agreement is properly terminated by us, we will retain a non-exclusive license for these rights.

We expect to enter into additional licenses and other similar agreements in the future. These licenses and agreements may impose various development, commercialization, funding, royalty, diligence or other obligations on us. If we breach any of these obligations, the licensor may have the right to terminate the license or render the license non-exclusive, which could make it impossible for us to develop, manufacture or sell the products covered by the license.

Disputes may arise with respect to our licensing and other agreements regarding manufacturing, development and commercialization of any products relating to our in-licensed intellectual property. These disputes could lead to delays in or termination of the development, manufacture and commercialization of our products or our product candidates or to litigation and could have a material adverse effect on our business.

If our products or our future products infringe the intellectual property of our competitors or other third parties, we may be required to pay license fees or cease these activities and pay damages, which could significantly harm our business.

Even though our products and our product candidates may be covered by patents, they may nonetheless infringe the patents or violate the proprietary rights of third parties. In these cases, we may be required to obtain licenses to patents or proprietary rights of others in order to continue to sell and use our products and develop and commercialize our product candidates. We may not, however, be able to obtain any licenses required under any patents or proprietary rights of third parties on acceptable terms, or at all. Even if we were able to obtain rights to a third party’s intellectual property, these rights may be non-exclusive, thereby giving our competitors potential access to the same intellectual property.

Third parties may assert patent or other intellectual property infringement claims against us, or our licensors or collaborators, with respect to technologies used in our products or our potential product candidates. For example, we are aware of competing intellectual property relating to the TRT gel market.  While we currently believe that we have freedom to operate in the TRT gel market, others may challenge our position in the future. Any claims that might be brought against us relating to infringement of patents may cause us to incur significant expenses and, if successfully asserted against us, may cause us to pay substantial damages. We may not have sufficient resources to effectively litigate these claims. Even if we were to prevail, any litigation could be costly and time-consuming and could divert the attention of our management and key personnel from business operations. In addition, any patent claims brought against our licensors or collaborators could affect their ability to carry out their obligations to us.

Furthermore, if a patent infringement suit were brought against us, or our licensors or collaborators, the development, manufacture or potential sale of product candidates claimed to infringe a third party’s intellectual property may have to cease or be delayed. Ultimately, we may be unable to commercialize one or more of our product candidates, our patent claims may be substantially limited or we may have to cease some portion of our operations as a result of patent infringement claims, which could severely harm our business.

We may have to engage in costly litigation to enforce or protect our proprietary technology or to defend challenges to our proprietary technology by our competitors or collaborators, which may harm our business, results of operations, financial condition and cash flow.

The medical device and pharmaceutical fields are characterized by a large number of patent filings involving complex legal and factual questions, and, therefore, we cannot predict with certainty whether our licensed patents will be enforceable. Competitors or collaborators may have filed applications for, or have been issued, patents and may obtain additional patents and proprietary rights related to products or processes that compete with or are similar to ours. We may not be aware of all of the patents potentially adverse to our interests that may have been issued to others. Litigation may be necessary to protect our proprietary rights, and we cannot be certain that we will have the required resources to pursue litigation or otherwise to protect our proprietary rights.

An adverse determination in any intellectual property litigation or interference or other post-grant review proceedings could prohibit us from selling a product or service, subject us to significant immediate payments to third parties and require us to seek licenses from third parties. The costs associated with these license arrangements may be substantial and could include substantial up-front payments and ongoing royalties. Furthermore, the necessary licenses may not be available to us on satisfactory terms, if at all. Adverse determinations in a judicial or administrative proceeding or failure to obtain necessary licenses could prevent us from manufacturing and selling a product or service.

Competitors or collaborators may infringe our patents or successfully avoid them through design innovation. Some companies in the medical device industry have employed intellectual property litigation in an attempt to gain a competitive advantage. To prevent infringement or unauthorized use, we may need to file infringement lawsuits, which are expensive and time-consuming. In any such proceeding, a court may decide that a patent of ours or one that we have licensed is not valid or is unenforceable, may narrowly interpret our patent claims or may refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover its technology. In particular, if a competitor were to file a paragraph IV certification under the Hatch-Waxman Act in connection with that competitor’s submission to the FDA of an ANDA or a 505(b)(2) NDA for approval of a generic or different version of any of our products for which we believed we held a valid patent (e.g. Testim, XIAFLEX), then we could initiate a lawsuit against such competitor claiming patent infringement and defending the relevant patent’s validity and enforceability. Depending on the facts and circumstances, the FDA may stay the approval of the ANDA or 505(b)(2) NDA for a generic or different version of any of our products for 30 months so long as we initiate litigation against the filer of the ANDA or 505(b)(2) NDA within 45 days of receiving the paragraph IV certification.  If, prior to the expiration of the 30-month stay, a court found that all of our patents were invalid or not infringed, then, notwithstanding the 30-month stay, the FDA would be permitted to approve the competitor’s ANDA or 505(b)(2) NDA resulting in a competitive generic product.  An ANDA or 505(b)(2) filer seeking approval of a generic of any of our products for which there is no patent coverage (e.g., TESTOPEL, Edex) could reach the market with such a product upon approval by the FDA.

For example, we are currently engaged in litigations in Federal court in Delaware with Upsher-Smith regarding Upsher-Smith’s attempts to bring a generic or different testosterone gel product to market via an ANDA or NDA using Testim as its reference drug.  We are also engaged in litigation in Federal court in New Jersey with Watson regarding Watson’s attempts to bring a generic testosterone gel product to market via an ANDA.  An adverse outcome in any of these litigations or any other such legal action could result in one or more generic versions of Testim or any other of our products being launched in the U.S. before the expiration of patents, if any.  The introduction of a generic or different version of Testim or any of our other products could have a material adverse effect on our ability to successfully execute our business strategy to maximize the value of Testim as we continue to develop our product pipeline and therefore could have a material negative impact on our financial condition and results of operations.

Risks Related to Healthcare Reform

Legislative or regulatory reform of the healthcare system may affect our ability to sell our products profitably, may increase competition and may increase governmental oversight and compliance costs.

In both the U.S. and certain foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare systems in ways that could impact our ability to sell our products profitably.  In March 2010, PPACA and the associated reconciliation bill became law (collectively, the “Healthcare Reform Law”), and it includes a number of healthcare reform provisions and requires most U.S. citizens to have health insurance.  Effective January 1, 2010, the Healthcare Reform Law increased the minimum Medicaid drug rebates for pharmaceutical companies, expanded the 340B drug discount program, and made changes to affect the Medicare Part D coverage gap, or “donut hole.”  The Healthcare Reform Law also revised the definition of “average manufacturer price” for reporting purposes (effective October 1, 2010), which could increase the amount of our Medicaid drug rebates to states.  The Healthcare Reform Law also imposed annual fees on companies that manufacture or import branded prescription drug and biological products, which began in 2011.  Substantial new provisions affecting compliance were also added, which may require us to modify our business practices with healthcare practitioners.

In addition, the Healthcare Reform Law included provisions covering biological product exclusivity periods and a specific reimbursement methodology for biosimilars. As a new biological product, we expect that XIAFLEX will be eligible for 12 years of marketing exclusivity from the date of its approval by the FDA (although this is subject to change as the regulations are enacted).  The Healthcare Reform Law also established an abbreviated licensure pathway for products that are biosimilar to or interchangeable with FDA-approved biological products, such as XIAFLEX.  As a result, we could face competition from other pharmaceutical companies that develop biosimilar versions of our biological product XIAFLEX that do not infringe our patents or other proprietary rights.

The full effects of the Healthcare Reform Law cannot be known until these provisions are fully implemented and CMS and other federal and state agencies issue applicable regulations or guidance.  Furthermore, legislation repealing, replacing or modifying all or part of the Healthcare Reform Law may be enacted or courts may issue rulings suspending, interpreting or otherwise affecting all or part of the Healthcare Reform Law, and these changes could significantly alter any advantages or disadvantages to the Company currently stemming from the Healthcare Reform Law.  Specifically, any repeal or modification of the exclusivity for biological products could have an adverse effect on our business.  Moreover, in the coming years, additional changes could be made to governmental healthcare programs that could significantly impact the success of our products.

The cost of pharmaceuticals and medical devices continues to generate substantial governmental interest.  We expect to experience pricing pressures in connection with the sale of our products due to the trend toward managed healthcare, the increasing influence of managed care organizations and additional legislative proposals.  Our results of operations could be adversely affected by current and future healthcare reforms.

The PPACA was enacted in March 2010. Under the PPACA, beginning in 2013, medical device manufacturers will pay a 2.3% excise tax on U.S. sales of certain medical devices. Currently, Actient’s medical device, Osbon ErecAid, will likely be considered exempt from the medical device excise tax under the “retail exemption” for devices generally purchased by the public at retail for individual use by non-medical professional customers and in a home setting.  If the retail exemption is eliminated or modified, Actient’s medical device may be subject the excise tax.

Lastly, the Healthcare Reform Law provisions known as the “Physicians Payments Sunshine Act” require reporting to the federal government of all payments in excess of $10 or that aggregate to $100 annually that we make to physicians, including honoraria, consulting fees, payment for research, gifts, speakers’ fees, entertainment, travel, education and royalties.  Required data submission includes a recipient’s name, address, medical specialty, amount received, date of payment, type of payment (cash, stock, items, or services), and if the payment is related to a specific drug or medical product.  Several states currently have similar laws and more states may enact similar legislation.  Reporting and potential public disclosure of these expenses may make it more difficult to recruit physicians for assistance with activities that would be helpful or necessary to our business.  Tracking and reporting the required expenses may result in considerable expense.

Risks Related to Compliance

Our corporate compliance program cannot guarantee that we are in compliance with all potentially applicable regulations.

We are a relatively small company and we rely heavily on third parties to conduct many important functions. As a biopharmaceutical and now medical device company, we are subject to a large body of legal and regulatory requirements. We are also subject to a new regulatory regime with respect to our medical device products and as a supplier of durable medical equipment, prosthetics, orthotics and supplies, with which we do not have experience, as a consequence of our acquisition of Actient.  In addition, as a publicly traded company we are subject to significant regulations, some of which have either only recently been adopted or are currently proposals subject to change. We cannot give assurances that we are or will be in compliance with all potentially applicable laws and regulations. We cannot verify that the past procedures, programs, and polices of Actient or its subsidiaries were compliant with all potentially applicable laws and regulations.  Any such past compliance failures could increase the costs of the Actient acquisition and adversely affect our operations and revenues.  Failure to comply with all potentially applicable federal, state, and foreign laws and regulations could lead to the imposition of fines, result in our exclusion from participation in state and federal healthcare programs, cause the value of our common stock to decline, impede our ability to raise capital or lead to the de-listing of our stock.

If we fail to comply with applicable requirements of the Health Insurance Portability Accountability Act of 1996, as amended (“HIPAA”) and the HIPAA regulations or state health information privacy or identity theft laws with respect to its DME supplier business, we could be subject to significant monetary penalties and loss of reputation, which could have a material adverse effect on us.

The Administrative Simplification provisions of HIPAA, directed the Secretary of the U.S. Department of Health and Human Services (“HHS”) to promulgate regulations establishing protections for the privacy and security of individually identifiable health information, known as “protected health information.”  The HIPAA privacy regulations establish comprehensive requirements relating to the use and disclosure of protected health information. The HIPAA security regulations establish minimum standards for the protection of protected health information that is stored or transmitted electronically.  The breach notification regulations require that certain notifications be made to individuals, to HHS and potentially to the media in the event of breaches of the privacy of protected health information.  Violations of the HIPAA regulations are punishable by civil and criminal penalties.

The Health Information Technology for Economic and Clinical Health Act (“HITECH”), part of the American Recovery and Economic Reinvestment Act of 2009, contained significant changes to HIPAA, including major changes to the enforcement provisions.  Among other things, HITECH significantly increased the amount of civil monetary penalties that can be imposed for violations of HIPAA.  HITECH also authorized state attorneys general to bring civil enforcement actions under HIPAA.  These enhanced penalties and enforcement provisions went into effect immediately upon enactment of HITECH.  A number of HITECH’s changes to HIPAA required the issuance of implementing regulations by HHS.

The breach notification regulations were promulgated as a result of HITECH.  In addition, on January 25, 2013, the HHS Office for Civil Rights (“OCR”) published a comprehensive set of final regulations designed to implement a number of the HITECH changes and to make other changes to the HIPAA regulations.  The new regulations require compliance by September 23, 2013.

The changes to HIPAA enacted as part of HITECH reflect a Congressional intent that HIPAA’s privacy and security provisions be more strictly enforced.  It is likely that these changes will stimulate increased enforcement activity and enhance the potential that health care providers will be subject to financial penalties for violations of HIPAA.

In addition to the federal HIPAA regulations, most states also have laws that protect the confidentiality of health information.  Also, in response to concerns about identity theft, many states have adopted so-called “security breach” notification laws that may impose requirements regarding the safeguarding of personal information, such as social security numbers and bank and credit card account numbers, and that impose an obligation to notify persons when their personal information has or may have been accessed by an unauthorized person.  Some state security breach notification laws may also impose physical and electronic security requirements.  Violation of state security breach notification laws can trigger significant monetary penalties.  The Company, through its acquisition of Actient’s DME supplier business, is subject to HIPAA and the HIPAA regulations and may be subject to the foregoing fines and penalties, which may be significant.

We could be negatively impacted by future interpretation or implementation of federal and state fraud and abuse laws, including anti-kickback laws, false claims laws and federal and state anti-referral laws.

We are subject to various federal and state laws pertaining to health care fraud and abuse, including anti-kickback laws, false claims laws and physician self-referral laws. Violations of these laws are punishable by criminal and/or civil sanctions, including, in some instances, imprisonment and exclusion from participation in federal and state health care programs, including Medicare, Medicaid, Department of Defense and Veterans’ health programs.  To date, we have not been challenged by a governmental authority under any of these laws.

However, because of the far-reaching nature of these laws, we may be required to alter one or more of our practices to be in compliance with these laws. Health care fraud and abuse regulations are complex, and even minor, inadvertent irregularities can potentially give rise to claims that the law has been violated. Any violations of these laws could result in a material adverse effect on our business, financial condition and results of operations. If there is a change in law, regulation or administrative or judicial interpretations, we may have to change our business practices or our existing business practices could be challenged as unlawful, which could have a material adverse effect on our business, financial condition and results of operations.

We could become subject to false claims litigation under federal or state statutes, which can lead to civil monetary penalties, criminal fines and imprisonment, and/or exclusion from participation in federal health care programs. These false claims statutes include the federal False Claims Act, which allows any person and/or the government to bring suit alleging the false or fraudulent submission of claims for payment under federal programs or other violations of the statute and to share in any amounts paid by the entity to the government in fines or settlement. Such suits, known as qui tam actions, have increased significantly in recent years and have increased the risk that companies like us may have to defend a false claim action. We could also become subject to similar false claims litigation under state statutes. If we must defend any such action and/or if we are unsuccessful in defending any such action, such action may have a material adverse effect on our business, financial condition and results of operations.

We are required to report pricing information to the Federal and state governments as part of our participation in programs such as the Medicaid Drug Rebate Program, Medicare Part B, and programs run by the Public Health Service, and the Department of Defense.  If these reports are not filed in a timely and accurate fashion, we could be subjected to fines and liability under the False Claims Act.

We may also become subject to liability arising from Actient’s role as a durable medical equipment (“DME”) supplier.  DME suppliers are subject to the Stark Law (i.e., the physician self-referral law), the Anti-Kickback Statute, the False Claims Act, and other federal healthcare program fraud and abuse laws, other federal healthcare program laws that regulate DME suppliers specifically, and federal and state privacy laws.  Violations of these laws can result in significant penalties.  We also may be liable to third-party payors, including Medicare, Medicaid and other federal healthcare programs, for repayment of overpayments of claims for DME products that are asserted by such payors or their contractors, or we may incur expenses appealing any such overpayment determinations.

Our medical device business faces periodic and routine reviews, audits and investigations under our contracts with Federal and state government agencies and private payors, and these audits could have adverse findings that may negatively impact our business.

As a result of our participation in the Medicare and Medicaid programs, our medical device business is subject to various governmental reviews, audits and investigations to verify our compliance with these programs and applicable laws and regulations.  Our medical device business is also subject to audits under various government programs, including the Recovery Audit Contractor (“RAC”) and Zone Program Integrity Contractor (“ZPIC”) programs, in which third party firms engaged by CMS conduct extensive reviews of claims data and medical and other records to identify potential improper payments under the Medicare program for our devices.  Private pay sources also reserve the right to conduct audits.  If billing errors are identified in the sample of reviewed claims, the billing error can be extrapolated to all claims filed which could result in a larger overpayment than originally identified in the sample of reviewed claims.  Our costs to respond to and defend reviews, audits and investigations may be significant.  Moreover, an adverse review, audit or investigation could result in:

•                  required refunding or retroactive adjustment of amounts we have been paid for our medical devices pursuant to the Federal or state programs or from private payors;

•                  state or Federal agencies imposing fines, penalties and other sanctions on us;

•                  loss of our right to participate in the Medicare program, state programs, or one or more private payor networks; or

•                  damage to our business and reputation in various markets.

These results could have a material adverse effect on our business and consolidated financial condition, results of operations and cash flows.

We face risks associated with having foreign operations, including compliance with applicable foreign laws and regulations.

We are faced with increasingly complex standards for complying with foreign laws and regulations that may differ substantially from country to country and may conflict with corresponding U.S. laws and regulations.  We may not be able to operate in or maintain compliance with foreign laws and regulations.  In addition, there may be unexpected changes in foreign regulatory requirements, including quality standards and other certification requirements, data privacy safeguards, financial reporting controls and procedures, and reimbursement procedures of which we may not become aware. Any changes to such regulatory requirements could require us to alter one or more of our practices to maintain compliance, which could significantly increase our costs and have a material adverse effect on our business and our ability to manufacture, market and sell our products.  If we do not comply with foreign laws and regulations we could be faced with significant penalties that could impose considerable costs on us or prevent us from operating in those jurisdictions, either of which could have an adverse effect on our business operations, financial condition and results of operations.

We may be exposed to liability claims associated with the use of hazardous materials and chemicals.

Our research and development activities and our commercial products, Testim and TESTOPEL, involve the use of testosterone and large amounts of alcohol which are classified as hazardous materials and chemicals. In addition, we manufacture TESTOPEL ourselves at our Rye, New York facility due to our acquisition of Actient.  XIAFLEX is a biologic product. Biologic products may present a manufacturing health hazard due to risk of infection with the bacterial cell line used to produce the product or with potential bacteriophage contamination with the fermentation. Although we believe that our safety procedures for using, storing, handling, manufacturing and disposing of these materials comply with federal, state and local laws and regulations, we cannot completely eliminate the risk of accidental injury or contamination from these materials. In the event of such an accident, we could be held liable for any resulting damages and any liability could materially adversely affect our business, financial condition and results of operations. In addition, the federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of hazardous or radioactive materials and waste products may require us to incur substantial compliance costs that could materially adversely affect our business and financial condition. To our knowledge, we have not been the subject of any investigation by any agency or authority for failure to comply with any rules or regulations applicable to hazardous materials or chemicals. We do not maintain specific insurance for the handling of biological, hazardous and radioactive materials. We have contracts with third-party providers for the storage and disposal of hazardous waste and believe that any claims against us in these areas would be the responsibility of these third parties. However, we may be held responsible for these claims despite the fact that we have contracted with third parties for the storage and disposal of hazardous waste. If we are exposed to these types of claims, we could be held responsible for liabilities that exceed our financial resources, which could severely affect our operations.

Risks Related to Our Financial Results, Our Need for Additional Financing and Our Stock Price

Our results of operations and earnings may not meet guidance or expectations.

We provide public guidance on our expected results of operations for future periods. This guidance is comprised of forward-looking statements subject to risks and uncertainties, including the risks and uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on January 23, 2013 as updated by this Current Report on Form 8-K and in our other public filings and public statements, and is based necessarily on assumptions we make at the time we provide such guidance. Our actual results may not always be consistent with our guidance, especially in light of our acquisition of Actient, with whose products we have limited experience, rendering it difficult to provide guidance. If, in the future, our results of operations for a particular period do not meet our guidance or the expectations of investment analysts or if we reduce our guidance for future periods, the market price of our common stock could decline significantly.

Outstanding options and warrants could result in substantial dilution.

As of March 31, 2013, options to purchase 7,378,730 shares of our common stock were outstanding. In addition, as of December 31, 2012, a total of 4,474,750 stock options are available for grant under our 2004 Equity Compensation Plan amended and restated as of June 21, 2012. A total of 812,672 of the outstanding options were “in the money” and exercisable as of December 31, 2012. “In the money” means that the current market price of the common stock is above the exercise price of the shares subject to the option. In addition, we have 481,752 restricted stock units outstanding as of March 31, 2013.  The issuance of common stock upon the exercise of these options or the vesting of any restricted stock units could adversely affect the market price of the common stock or result in substantial dilution to our existing stockholders.

As part of the consideration delivered to Actient’s shareholders, we issued warrants to purchase an aggregate of 1.25 million shares of our common stock on April 26, 2013, at an exercise price of $17.80 per share.  In connection with our issuance of our 2018 Convertible Notes, we issued warrants to purchase 14.48 million shares of our common stock at an exercise price of $27.36 per share.  To the extent the warrants are exercised, additional shares of our common stock will be issued that will be eligible for resale in the public market, which will result in dilution to our security holders. The issuance of additional securities could also have an adverse effect on the market price of our common stock.

Risks Relating to Our Convertible Senior Notes and Related Hedge Transactions, and Term Loan

We incurred significant indebtedness through the sale of our 1.5% convertible senior notes due 2018 and under the Credit Agreement, and we may incur additional indebtedness in the future. The indebtedness created by the sale of the notes, the Term Loan and any future indebtedness we incur exposes us to risks that could adversely affect our business, results of operations and financial condition.

We incurred $350.0 million of senior indebtedness in January 2013 when we sold $350.0 million aggregate principal amount of 1.5% convertible senior notes due 2018, or the 2018 Convertible Notes. We incurred $225 million in senior secured indebtedness in connection with the acquisition of Actient in April 2013, which, pursuant to the Credit Agreement, will amortize at a rate of 1% per annum and has a final maturity date of April 15, 2018. Certain terms of the Credit Agreement governing the Term Loan may change if it is determined that such changes are necessary for MSSF to achieve a successful syndication of the Term Loan.  We may also incur additional long-term indebtedness or obtain additional working capital lines of credit to meet future financing needs. Our indebtedness could have significant negative consequences for our business, results of operations and financial condition, including:

•                  increasing our vulnerability to adverse economic and industry conditions;

•                  limiting our ability to obtain additional financing;

•                  requiring the dedication of a substantial portion of our cash flow from operations to service our indebtedness, thereby reducing the amount of our cash flow available for other purposes;

•                  limiting our flexibility in planning for, or reacting to, changes in our business; and

•                  placing us at a possible competitive disadvantage with less leveraged competitors and competitors that may have better access to capital resources.

We cannot assure stockholders that we will continue to maintain sufficient cash reserves or that our business will continue to generate cash flow from operations at levels sufficient to permit us to pay principal, premium, if any, and interest on our indebtedness, or that our cash needs will not increase. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments, or if we fail to comply with the various requirements of the 2018 Convertible Notes, the Credit Agreement or any indebtedness which we may incur in the future, we would be in default, which may permit the holders of the 2018 Convertible Notes, the lenders under the Credit Agreement and holders of such other future indebtedness to accelerate the maturity of the 2018 Convertible Notes, the Term Loan and such other indebtedness and could cause defaults thereunder. Any acceleration of the 2018 Convertible Notes, the Term Loan or any indebtedness which we may incur in the future could have a material adverse effect on our business, results of operations and financial condition, including without limitation, our liquidity and net working capital.

In the event the conditional conversion features of the 2018 Convertible Notes are triggered, holders of the 2018 Convertible Notes will be entitled to convert the 2018 Convertible Notes at any time during specified periods at their option. If one or more holders elect to convert their 2018 Convertible Notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock, we would be required to make cash payments to satisfy all or a portion of our conversion obligation based on the applicable conversion rate.  If we are unable to satisfy any portion of such obligation, we would be in default.  In addition, the expenditure of cash to satisfy such obligation could adversely affect our liquidity. In addition, even if holders do not elect to convert their 2018 Convertible Notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the 2018 Convertible

Notes as a current rather than long-term liability, which could result in a material reduction of our net working capital.

Restrictive covenants in the Credit Agreement may adversely affect us.

We must comply with operating and financing restrictions set forth in the Credit Agreement pursuant to which we secured the Term Loan.  We may also have similar restrictions with any future debt.  These restrictions affect, and in many respects limit or prevent us from:

•                  incurring additional indebtedness;

•                  incurring liens;

•                  merging or consolidating with or into other companies or selling substantially all our assets;

•                  selling assets;

•                  making restricted payments, including dividends or other distributions;

•                  making investments, including joint venture and partnership investments;

•                  repurchasing our debt and our capital stock; and

•                  entering into transactions with affiliates.

Under the Credit Agreement, we are required to make regularly scheduled quarterly payments and payments from excess positive cash flow, if any, and, other mandatory payments upon the occurrence of certain events, including the issuance of debt, the sale of assets and the receipt of condemnation or casualty proceeds, in each case subject to certain limitations and conditions set forth in the Credit Agreement.

The foregoing restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise could restrict our activities.  These restrictions could also adversely affect our ability to finance our future operations, capital needs or engage in other business activities that would be in our interest.

Item 9.01                                           Financial Statements and Exhibits

(a)                                 Financial Statements of Business Acquired.

Financial statements of the business acquired will be provided by amendment to this report not later than 71 days after the due date of this Current Report on Form 8-K.

(b)                                 Pro Forma Financial Information.

Pro-forma financial information with respect to the business acquired will be provided by amendment to this report not later than 71 days after the due date of this Current Report on Form 8-K.

(c)                                  Exhibits.

The following exhibits are filed herewith or incorporated by reference herein:

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated April 26, 2013, by and among Actient Holdings LLC, a Delaware limited liability company, Auxilium Pharmaceuticals, Inc., a Delaware corporation, Opal Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Auxilium Pharmaceuticals, Inc., GTCR Fund IX/B, L.P., a Delaware limited partnership, and GTCR Fund IX/A, L.P., a Delaware limited partnership, solely in its capacity as representative for GTCR Fund IX/B, L.P., and the Actient Holdings, LLC’s Unitholders and Optionholders

4.1

Warrant to purchase 1,250,000 shares of common stock at a price per share of $17.80 issued by Auxilium Pharmaceuticals, Inc. to GTCR Fund X/A, L.P., as representative for the unitholders and optionholders of Actient Holdings, LLC

10.1

Credit Agreement dated April 26, 2013, by and among Auxilium Pharmaceuticals, Inc., as Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent, Collateral Agent and as Syndication Agent, and Morgan Stanley Senior Funding, Inc. as Sole Lead Arranger and Sole Bookrunner

10.2

Registration Rights Agreement dated April 26, 2013, by and between Auxilium Pharmaceuticals, Inc., a Delaware corporation, and GTCR Fund IX/A, L.P., a Delaware limited partnership, solely in its capacity as representative for the GTCR Fund IX/B, L.P., and the Actient Holdings, LLC’s Unitholders and Optionholders

99.1	Auxilium Pharmaceuticals, Inc. Press Release dated April 29, 2013.
99.2	Auxilium Pharmaceuticals, Inc. Press Release dated April 29, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AUXILIUM PHARMACEUTICALS, INC.

Date: April 29, 2013	By:	/s/ Andrew I. Koven

Andrew I. Koven
Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated April 26, 2013, by and among Actient Holdings LLC, a Delaware limited liability company, Auxilium Pharmaceuticals, Inc., a Delaware corporation, Opal Acquisition, LLC, a Delaware limited liability company and wholly owned subsidiary of Auxilium Pharmaceuticals, Inc., GTCR Fund IX/B, L.P., a Delaware limited partnership, and GTCR Fund IX/A, L.P., a Delaware limited partnership, solely in its capacity as representative for GTCR Fund IX/B, L.P., and the Actient Holdings, LLC’s Unitholders and Optionholders

4.1

Warrant to purchase 1,250,000 shares of common stock at a price per share of $17.80 issued by Auxilium Pharmaceuticals, Inc. to GTCR Fund X/A, L.P., as representative for the unitholders and optionholders of Actient Holdings, LLC,

10.1

Credit Agreement dated April 26, 2013, by and among Auxilium Pharmaceuticals, Inc., as Borrower, the lenders from time to time party thereto, Morgan Stanley Senior Funding, Inc. as Administrative Agent, Collateral Agent and as Syndication Agent, and Morgan Stanley Senior Funding, Inc. as Sole Lead Arranger and Sole Bookrunner

10.2

Registration Rights Agreement dated April 26, 2013, by and between Auxilium Pharmaceuticals, Inc., a Delaware corporation, and GTCR Fund IX/A, L.P., a Delaware limited partnership, solely in its capacity as representative for the GTCR Fund IX/B, L.P., and the Actient Holdings, LLC’s Unitholders and Optionholders

99.1	Auxilium Pharmaceuticals, Inc. Press Release dated April 29, 2013.
99.2	Auxilium Pharmaceuticals, Inc. Press Release dated April 29, 2013.